U.S. Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to Rule 14a-12
POWERSECURE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Powersecure International, Inc.
 1609 Heritage Commerce Court
Wake Forest, North Carolina 27587

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 9, 2008

To Our Stockholders:
     The Annual Meeting of Stockholders of POWERSECURE INTERNATIONAL, INC. will be held at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, on Monday, June 9, 2008 at 9:00 a.m., local time, for the following purposes:
1.	To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified;

2.	To approve the PowerSecure International, Inc. 2008 Stock Incentive Plan;

3.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
     These items of business are more fully described in the proxy statement accompanying this notice.
     Only stockholders of record as of the close of business on April 15, 2008 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors,
Sidney Hinton
President and Chief Executive Officer

Wake Forest, North Carolina
April 25, 2008

YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. You are requested to sign and date the enclosed proxy card and return it promptly in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States, or to submit your proxy by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 1 of the proxy statement and the instructions on the proxy card. If you attend the Annual Meeting and so desire, you may revoke your proxy and vote your shares in person.

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POWERSECURE INTERNATIONAL, INC.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587

PROXY STATEMENT
For The
2008 Annual Meeting of Stockholders
To Be Held June 9, 2008

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Why am I receiving these materials?
     The board of directors of PowerSecure International, Inc. (“PowerSecure,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the board’s solicitation of proxies for use at our 2008 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, on Monday, June 9, 2008 at 9:00 a.m., local time. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing this proxy statement, the accompanying proxy card and the notice of Annual Meeting on or about April 25, 2008.
What information is contained in this proxy statement?
     The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our most highly compensated executive officers, and certain other required information. Our 2007 Annual Report to Stockholders, notice of the Annual Meeting and a proxy card are also enclosed.
What proposals will be voted on at the Annual Meeting?
     Three proposals will be voted on at the Annual Meeting:
•	the election of two directors, each to serve for a term of three years and until his successor is duly elected and qualified;

•	the approval of the PowerSecure International, Inc. 2008 Stock Incentive Plan; and

•	the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2008 fiscal year.
     We will also consider any other business that properly comes before the Annual Meeting, although we are not aware of any other business as of the date of this proxy statement.
How does the board of directors recommend that I vote my shares?
     Our board of directors recommends that you vote your shares:
•	“FOR” the election of the two nominees to the board of directors;

•	“FOR” the adoption of the PowerSecure International, Inc. 2008 Stock Incentive Plan; and

•	“FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2008 fiscal year.

Who is entitled to vote at the Annual Meeting?
     Each holder of record of shares of our common stock as of the close of business on April 15, 2008, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. You may vote all shares owned by you as of the record date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares that are held for you as the beneficial owner in street name though a broker, bank, trustee or other nominee. You may cast one vote for each share of common stock that you held on the record date. On the record date, 16,908,165 shares of common stock were outstanding and entitled to vote.
What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?
     These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”
     If your shares are held in the name of a broker, bank, trustee or other nominee as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, which is considered the stockholder of record. As the beneficial owner, you have the right to direct the broker or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your broker or other nominee has enclosed or provided voting instructions for you to use in directing your broker or other nominee how to vote your shares.
Can I attend the Annual Meeting?
     You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.
Can I vote my shares in person at the Annual Meeting?
     If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
     Whether you hold shares directly as the stockholder of record or as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy by one of the methods described below. Proxy cards must be received by the time of the Annual Meeting in order for your shares to be voted. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or other nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker or other nominee.
     By Internet—Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central Time, on June 9, 2008. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers or other nominees. Please check the voting instruction card for Internet voting availability.
     By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 1:00 a.m., Central Time, on June 9, 2008. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers or other nominees. Please check the voting instruction card for telephone voting availability.

     By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers or other nominees and mailing them in the accompanying pre-addressed envelopes.
Can I revoke or change my vote after I submit my proxy?
     You may revoke or change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	delivering a written notice of revocation to our Secretary; or

•	attending the Annual Meeting and voting your shares in person, although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.
     For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.
How will my shares be voted if I do not specify how they should be voted?
     If you provide specific voting instructions, your shares will be voted as you specify. If you sign and return your proxy card at or prior to the Annual Meeting without specifying how your shares are to be voted, your shares will be voted as follows:
•	“FOR” the election of the two nominees to the board of directors;

•	“FOR” the approval of the PowerSecure International, Inc. 2008 Stock Incentive Plan; and

•	“FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2008 fiscal year.
What is the quorum requirement for the Annual Meeting?
     The quorum requirement is the minimum number of shares that must be present for us to hold and transact business at the Annual Meeting. For a quorum to exist, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.
How are broker non-votes, votes withheld and abstentions treated?
     Generally, “broker non-votes” occur on a matter when shares held of record by a broker or other nominee in street name for a beneficial owner are not voted on that matter because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that matter. A broker or other nominee is entitled to vote shares held for a beneficial owner on routine matters, such as the election of directors and the ratification of the independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, a broker may not be entitled to vote shares for a beneficial owner on certain non-routine items, such as the approval of a stock plan, absent instructions from the beneficial owner of such shares. Broker non-votes count for the purposes of determining whether a quorum exists but do not count as entitled to vote with respect to an individual proposal and thus have no effect on the outcome of any matter.
     Votes withheld and abstentions are deemed present at the Annual Meeting and are counted for the purposes of determining whether a quorum exists. Votes withheld will have no effect on the outcome of the election of directors. Abstentions on a matter will have the same effect as a vote against that matter.

What vote is required to approve each proposal?
     The directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the two nominees for director that receive the highest number of “FOR” votes will be elected.
     The proposal to approve our 2008 Stock Incentive Plan and the proposal to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2008 fiscal year each requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on that proposal.
What happens if additional matters are presented at the Annual Meeting?
     Other than the three proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.
Who will count the votes?
     A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as the inspector of election at the Annual Meeting.
What should I do if I receive more than one set of voting materials?
     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered differently or are held in more than one account. Please vote all your shares by signing, dating and returning each proxy card and voting instruction card that you receive.
Who pays the costs of this proxy solicitation?
     We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, electronic communication or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities. We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials. In addition, we have engaged Georgeson Inc., a professional soliciting organization, to assist us in the solicitation of proxies for an estimated fee of $12,500, plus reimbursement for customary costs and expenses for those services. We have agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with its agreement to assist us in the solicitation of proxies.

CORPORATE GOVERNANCE
     We have long believed that good corporate governance principles and practices provide an important framework to ensure that our company is managed for the long-term benefit of our stockholders. Our board of directors continually reviews its corporate governance practices in light of changes and developments in laws and regulations, including the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, as well as best practices recommended by recognized authorities.
Corporate Governance Guidelines
     Our board of directors has adopted a set of Corporate Governance Guidelines, which are intended to formalize the corporate governance practices to which we adhere through our board of directors and committees of the board. Our board reviews our Corporate Governance Guidelines at least annually, and from time to time may revise our Corporate Governance Guidelines to reflect new laws, regulations, requirements and evolving corporate governance practices. Our Corporate Governance Guidelines are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
Director Independence
     Under our Corporate Governance Guidelines and as required by the listing standards of The NASDAQ Stock Market, a majority of the members of our board of directors must be “independent.” In order to assist it in determining the independence of our directors, our board has adopted a formal set of categorical standards, which we refer to as the Standards of Director Independence, which are based upon and fully comply with the definitions of independent directors under applicable law, SEC rules and regulations (including Rule 10A-3 under the Securities Exchange Act of 1934) and the current listing standards of The NASDAQ Stock Market. Under these Standards of Director Independence, a director will only be considered independent if the board of directors affirmatively determines that the director has no relationship which, in the opinion of our board, would interfere with that director’s exercise of independent judgment in carrying out his responsibilities as a director. In making such determinations, the board of directors considers all relevant facts and circumstances, including any transactions in which we participate and in which any director has any interest. Our Standards of Director Independence are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     Based upon these Standards of Director Independence, the board of directors has affirmatively determined that Basil M. Briggs, Anthony D. Pell, Kevin P. Collins and John A. (Andy) Miller, who are the non-management members of our board, are independent. Accordingly, a majority of the members of the board of directors is independent. In addition, our board has determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is independent.
     In making its independence determinations, our board determined that Messrs. Pell and Collins have no relationships with us other than as directors and stockholders. Our board also determined that the relationship of Mr. Briggs as our non-executive Chairman of the Board and the related fee of $25,000 that we pay him for that role does not interfere with his exercise of independent judgment as a director. In addition, our board determined that the payment of less than $100,000 in consulting fees to Mr. Miller during fiscal 2007 for his services as our consultant on investor relations matters, which services and payments ended during 2007, also do not interfere with his exercise of independent judgment as a director. Accordingly, our board has affirmatively concluded and determined that Messrs. Briggs, Pell, Collins and Miller are all independent within the meaning and definition of that term under our Standards of Director Independence and the listing requirements of The NASDAQ Stock Market.
Meetings of the Board of Directors
     Our board of directors meets regularly throughout the year and holds special meetings and acts by unanimous written consent whenever circumstances require. In 2007, our board of directors consisted of five members until June 2007, when our founders, W. Phillip Marcum, our former President Chief Executive Officer, and A. Bradley Gabbard, our former Vice President and Chief Financial Officer, resigned their board positions in connection with their retirements, and Sidney Hinton, our current President and Chief Executive Officer, was elected to the board by our stockholders. Our board then consisted of four members until September 2007, when our board appointed John A. (Andy) Miller to serve as a director. Since then, our board of directors has consisted of five members.

     The board of directors held a total of 15 meetings during 2007. During 2007, each director attended more than 98% of the total number of meetings of the board and of the committees of the board on which he served, and the average attendance of all directors at all board and committee meetings during 2007 exceeded 99%.
Committees of the Board of Directors
     Our board of directors has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee operates under a formal written charter that was adopted by our board, which periodically reviews these committee charters and amends them as it deems appropriate. These committee charters are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     Audit Committee
     Our board of directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Anthony D. Pell (Chairman), Basil M. Briggs and Kevin P. Collins. The board of directors has determined that each member of the Audit Committee is independent under our Standards of Director Independence, under the current listing standards of The NASDAQ Stock Market applicable to members of an audit committee and under Rule 10A-3 under the Exchange Act. The board of directors has also determined that each member of the Audit Committee is able to read and understand fundamental financial statements and qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met nine times during 2007.
     The purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight and monitoring responsibilities relating to:
•	the integrity of our financial statements;

•	our auditing, accounting and financial reporting processes generally;

•	our system of internal control over financial reporting and disclosure controls and procedures;

•	our independent registered public accounting firm, including its engagement, compensation, qualifications, independence and performance; and

•	our compliance with legal and regulatory requirements.
     The Audit Committee’s duties and responsibilities include:
•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

•	determining whether to recommend to the board of directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

•	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

•	appointing and, when appropriate, terminating our independent registered public accounting firm;

•	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

•	reviewing the independence of our independent registered public accounting firm;

•	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

•	reviewing and discussing with management, our internal accountants and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the adequacy and effectiveness of our system of internal controls;

•	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our Annual Meeting of Stockholders;

•	reviewing any transaction that involves a potential conflict of interest or a related person;

•	adopting procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

•	providing other assistance to the board of directors, as requested, with respect to our financial, accounting and reporting practices.
     The Audit Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Audit Committee Charter, as amended and restated by the board of directors on April 15, 2008, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Audit Committee Report is on page 58 of this proxy statement.
     Compensation Committee
     The board of directors has established a Compensation Committee. During 2007, the members of the Compensation Committee were Basil M. Briggs (Chairman), Anthony D. Pell and Kevin P. Collins. In January 2008, John A. (Andy) Miller joined the Compensation Committee and replaced Mr. Briggs as its Chairman. The board of directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. The Compensation Committee met 31 times during 2007.
     The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:
•	reviewing and approving the compensation of our executive officers, including our Chief Executive Officer;

•	approving employment agreements for executive officers;

•	reviewing and approving the compensation of directors;

•	assisting the board of directors in administering and recommending changes to our stock and incentive compensation plans and programs;

•	reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure regarding named executive officer compensation and, based on this review and discussion, recommending whether we include it in our proxy statement for our Annual Meeting of Stockholders; and

•	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our Annual Meeting of stockholders.
     In addition to the duties and responsibilities listed above, the Compensation Committee was also appointed by the board to serve as, and to have the duties and authority of, a management transition committee, in connection with our management transition and corporate reorganization during 2007.
     The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee relies upon our executive officers and other management employees in order to assist the Compensation Committee in performing its duties. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee engaged the services of a compensation consultant, Frederic W. Cook & Co., to assist it in reviewing the compensation package of Mr. Hinton, in light of the board’s appointment of Mr. Hinton as our new President and Chief Executive Officer, and the compensation of our non-employee directors. In addition, the Compensation Committee is considering utilizing Frederic W. Cook & Co. to assist it in evaluating our executive compensation programs generally and establishing the compensation of executives in the future. Additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation are contained in the Compensation Discussion and Analysis included in “Executive Compensation.”
     The Compensation Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Compensation Committee Charter, as amended and restated by the board of directors on January 18, 2007, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Compensation Committee Report is on page 38 of this proxy statement.
     Nominating and Corporate Governance Committee
     The board of directors has established a Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Kevin P. Collins (Chairman), Basil M. Briggs and Anthony D. Pell. The board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee met four times during 2007.
     The principal duties of the Nominating and Corporate Governance Committee are:
•	identifying individuals qualified to become members of the board of directors;

•	recommending qualified individuals for nomination to the board of directors;

•	assessing and advising the board of directors with respect to its size, composition, procedures and committees; and

•	reviewing and evaluating our Corporate Governance Guidelines and principles and recommending to the board of directors any changes that it deems necessary.
     Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include:
•	developing and applying qualifications for board membership;

•	monitoring, and recommending to the board, committee functions;

•	recommending board committee assignments;

•	overseeing our board of directors’ performance and self-evaluation process; and

•	reviewing governance-related stockholder proposals and recommending board responses.
     The Nominating and Corporate Governance Committee unanimously recommended the nominees standing for re-election at the Annual Meeting, which recommendation was unanimously approved by the board of directors.
     The Nominating and Corporate Governance Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated by the board of directors on April 25, 2005, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
Non-Executive Chairman
     In June 2007, in connection with our management transition and upon the resignation of Mr. Marcum from his office as Chairman of the Board, our board of directors appointed independent director Basil M. Briggs to serve as our non-executive Chairman of the Board. In that capacity, Mr. Briggs also serves as our lead independent director. In April 2007, upon the retirement and resignation of Mr. Marcum from his offices as President and Chief Executive Officer, the board appointed Sidney Hinton to serve as our President and Chief Executive Officer. The board of directors has not adopted any formal policy on splitting the roles of Chairman and Chief Executive Officer, and will continue to evaluate the appropriate leadership structure of our company from time to time in the future.
Executive Sessions
     Executive sessions of independent directors, without any management directors or other members of management being present, are held at least twice a year, and more often if such directors deem appropriate. The sessions are scheduled and chaired by our non-executive Chairman of the Board. Any independent director can request that additional executive sessions be scheduled.
Director Attendance at Annual Meetings of Stockholders
     The board of directors expects all directors to attend each Annual Meeting of Stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All members of the board of directors attended the 2007 Annual Meeting of Stockholders.
Nominations of Directors
     Identifying and Evaluating Nominees for Director
     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In selecting candidates for nomination at an Annual Meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the board. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the board.
     If there are board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including board members, management, business contacts, professional search firms, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the board of directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.” Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the board of directors. The two nominees for election to the board of directors at the Annual Meeting were unanimously recommended by the Nominating and Corporate Governance Committee and unanimously nominated by the full board, based on their qualifications and their prior experience with us. Mr. Collins has served on our board since 2000, and Mr. Miller has served on our board since he was appointed by our board of directors in September 2007 to fill a vacancy on the board.
     Qualifications of Nominees for Director
     The Nominating and Corporate Governance Committee is responsible for reviewing with the board of directors the requisite skills and characteristics of new board candidates in the context of the current composition of the board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements regarding age, education or years of experience or specific types of skills for potential candidates, it has established certain criteria and qualifications that candidates for membership on the board of directors must possess. Except in limited and exceptional circumstances, each candidate to serve on the board of directors should have the following qualifications:
•	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and the values.

•	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

•	Holds or has held a recognized position of leadership in his community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

•	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

•	A general level of expertise and experience in our business areas.

•	The ability to read and understand basic financial statements and other financial information pertaining to us.

•	A commitment to understanding our company and our business, industry and strategic objectives.

•	The availability and a commitment to devote adequate time to the board and its committees and the ability to generally fulfill all responsibilities as a member of our board of directors, including to regularly attend and participate in meetings of the board, board committees and stockholders, in light of the number of other company boards on which the candidate serves and his other personal and professional commitments.

•	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules and regulations.

•	The willingness to accept the nomination to serve as a member of our board of directors.
     The Nominating and Corporate Governance Committee will also consider the following additional factors in connection with its evaluation of each prospective nominee:
•	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the board.

•	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to us.

•	The composition of the board and whether the prospective nominee will add to or complement the board’s existing strengths.
     From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific board needs that have arisen.
     Nominations by Stockholders
     The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any such nominations made by stockholders must be submitted in compliance with the requirements for stockholder nominations set forth in our by-laws, which requirements are summarized at the end of this proxy statement under “Stockholder Proposals,” and should include the following:

•	The name and address of the stockholder making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholder;

•	The nominee’s name, age, address, number of shares of common stock owned beneficially and of record, principal occupation, employment, background, experience, education and qualifications for board membership;

•	A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

•	All other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected).
     Nominations by stockholders for director candidates must be addressed to:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attn: Chief Financial Officer
Communications with the Board of Directors
     Any stockholder who wishes to communicate directly with the board of directors, any committee of the board or any specific director may do so by directing a written request addressed to such director or directors in care of our Chief Financial Officer at our principal executive offices at the address listed above. Communications directed to members of the board will be forwarded to the intended board members, unless such communication is deemed unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward, in which case our Chief Financial Officer has the authority to discard the communication or to take appropriate action regarding such communication.
Codes of Ethics
     We have adopted two codes of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. These codes are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     We have adopted the PowerSecure International, Inc. Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior finance organization employees. The purpose of this Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner.
     We have also adopted the PowerSecure International, Inc. Code of Business Conduct and Ethics, which is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.
     If we make any amendment to, or grant any waiver from a provision of, either code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both.
     We also have adopted procedures to receive, retain and treat complaints regarding accounting practices, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees customers, suppliers, stockholders and other interested persons of concerns regarding those matters.

Availability of Corporate Governance Documents
     Our Corporate Governance Guidelines, board committee charters and codes of ethics are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” In addition, we will provide a copy of any of these corporate governance documents without charge upon written request addressed to us at PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, attention: Chief Financial Officer.
Compensation Committee Interlocks and Insider Participation
     All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries, and no member has any relationship required to be disclosed pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or of the Compensation Committee.
Access to Management and Outside Advisors
     Our directors have full and unrestricted access to our management and employees. Additionally, from time to time key members of management attend board meetings to present information about the results, plans and operations of the business within their areas of responsibility. Our board and each of its committees may retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.
Stock Ownership Guidelines
     Upon recommendation of the Compensation Committee, our board has recently adopted formal stock ownership guidelines for our directors, officers and other key executives. These stock ownership guidelines are discussed below in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.” We believe these guidelines are consistent with our culture, which encourages an equity interest in our company, and will help in aligning the interests of our directors, officers and other key executives with our stockholders.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Our board of directors currently consists of five members. The board is divided into three classes, designated as Class I, Class II and Class III, and members of each class serve staggered three year terms. The number of directors in each class is fixed to be as equal as possible, depending on the total number of members of the board. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.
     The term of the Class II directors expires at the Annual Meeting. Accordingly, two Class II directors will be elected at the Annual Meeting, each to serve for a term of three years and until his successor is duly elected and qualified. Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the board of directors has nominated Kevin P. Collins, who has served on our board since 2000, and John A. (Andy) Miller, who was appointed by our board in September 2007 to fill a vacancy, to be re-elected as Class II directors. All other current members of our board of directors will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.
     Each of the nominees has agreed to serve if elected. The board has no reason to believe that any of the nominees will be unable to serve. However, if a nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee as the board of directors may designate, upon the recommendation of the Nominating and Corporate Governance Committee, unless the number of directors is reduced by the board of directors.
Nominees
     Class II — Term Expires in 2011
     Kevin P. Collins, 57, has served on our board of directors since March 2000. Mr. Collins has been a Managing Member of The Old Hill Company LLC, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992 he served as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins also serves as a director of Key Energy Services, Inc., an oilfield service provider; The Penn Traffic Company, a food retailer; and Mail Contractors of America Inc., a trucking company.
     John A. (Andy) Miller, 65, has served on our board of directors since September 2007. Mr. Miller is the founder, chairman and CEO of Miller Consulting Group, Boston, Massachusetts, a corporate and market positioning firm specializing in the information technology and financial services sectors. In 1977, he founded Miller Communications, one of the first firms to specialize in public relations for the IT industry. Prior to founding Miller Communications, Mr. Miller served in various capacities at Little, Brown & Co. and the Associated Press, and as Associate Editor of The Harvard Business Review. He currently serves on the Advisory Boards of Internet Capital Group, Azima, Cecropia, iMotions, Cymtec and Helium, Inc. and is a member of Common Angels, a venture group comprised of select technology and business leaders investing in emerging technologies and promising start-ups. He has also served as Adjunct Member of the Governor’s Committee on Telecom Policy for the State of Massachusetts, known as Mass Telecom, an early member of the Massachusetts Software Council, and Trustee of the Computer Museum.
Continuing Directors
     Class I — Term Expires in 2010
     Sidney Hinton, 45, has served as our President and Chief Executive Officer since April 16, 2007, and has served as the President, Chief Executive Officer and a director of our PowerSecure subsidiary since its incorporation in September 2000. Mr. Hinton also serves as the Chairman and Chief Executive Officer of each of PowerSecure’s subsidiaries. In 2000, he was an Executive-in-Residence with Carousel Capital, a private equity firm. In 1999, he was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy). From August 1997 until December 1998, Mr. Hinton was the President and Chief Executive Officer of IllumElex Lighting Company, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company.

     Basil M. Briggs, 72, has served on our board of directors since June 1991and has been appointed to serve as our non-executive Chairman commencing at the Annual Meeting. Mr. Briggs has been an attorney in the Detroit, Michigan area since 1961, practicing law with Giarmarco, Mullins & Horton, P.C., since January 1997. He was of counsel with Miro, Weiner & Kramer, P.C., from 1987 through 1996, and the President of Briggs & Williams, P.C., Attorneys at Law, from its formation in 1977 through 1986. Mr. Briggs was the Secretary of Patrick Petroleum Company, an oil and gas company, from 1984, and a director of Patrick Petroleum from 1970, until Patrick Petroleum was acquired by Goodrich Petroleum Company, an oil and gas company, in August 1995. From August 1995 until June 2000, he served as a director of Goodrich Petroleum.
     Class III — Term Expires in 2009
     Anthony D. Pell, 69, has served on our board of directors since June 1994. Mr. Pell is the President, Chief Executive Officer and a co-owner of Pelican Investment Management, an investor advisory firm that he co-founded in November 2001. He was the President and a co-owner of Pell, Rudman & Co., an investment advisory firm, from 1981 until 1993, when it was acquired by United Asset Management Company, and he continued to serve as an employee until June 1995. Mr. Pell was a director of Metretek, Incorporated until it was acquired by us in March 1994. He was associated with the law firm of Coudert Brothers from 1966 to 1968 and with the law firm of Cadwalder, Wickersham and Taft from 1968 to 1972, specializing in estate and tax planning. In 1972, Mr. Pell joined Boston Company Financial Strategies, Inc. as a Vice President and was appointed a Senior Vice President in 1975.
Vote Required
     The two nominees receiving the highest number of affirmative “FOR” votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected as directors.
Recommendation
     Our board of directors recommends that stockholders vote FOR the election to the board of directors of each of the Nominees listed above. Proxy cards properly signed and returned to us at or prior to the Annual Meeting will be voted FOR the election of the Nominees listed above, unless contrary instructions are specified.

PROPOSAL NO. 2
APPROVAL OF THE
POWERSECURE INTERNATIONAL, INC. 2008 STOCK INCENTIVE PLAN
     At the Annual Meeting, our stockholders will be asked to approve the PowerSecure International, Inc. 2008 Stock Incentive Plan, which we refer to as the 2008 Plan. In April 2008, the Compensation Committee recommended, and our board unanimously adopted, the 2008 Plan, subject to stockholder approval.
     The 2008 Plan is intended to succeed and replace the PowerSecure International, Inc. 1998 Stock Incentive Plan, as amended and restated, which we refer to as the 1998 Plan. The 1998 Plan, under which only 43,283 shares of common stack remain available for issuance as of the date of this proxy statement, expires on June 12, 2008, and no shares are available for issuance under the 1998 Plan after that date. Thus, whether or not the 2008 Plan is approved by our stockholders, no awards can be made under the 1998 Plan after June 12, 2008. Moreover, we will not issue any of the 43,283 shares remaining under the 1998 Plan unless the 2008 Plan is not approved by our stockholders.
     The Compensation Committee and the board of directors believe that in order to successfully attract, retain, reward and motivate the best available officers, directors, employees, advisors and consultants, we must continue to provide them with an equity interest in our company in order to align their interest with those of our stockholders and to provide such persons with incentives to pursue the long-term growth, profitability and financial success of our company and to increase stockholder value. A stock incentive plan, providing for stock-based awards, is a critical part of our overall compensation program. Because our only current stock plan, the 1998 Plan, expires in June 2008, we need to adopt a new stock plan to allow us to continue offering stock-based awards. Accordingly, upon recommendation of the Compensation Committee, our board of directors adopted, and recommends that our stockholders approve, the 2008 Plan.
     The 2008 Plan will become effective immediately upon stockholder approval at the Annual Meeting. No grants or awards will be made under the 2008 Plan unless and until stockholders approve the 2008 Plan. If stockholders do not approve the 2008 Plan, it will not become effective.
Summary of the 2008 Plan
     The principal features of the 2008 Plan are summarized below. The following summary does not purport to be complete and is qualified in its entirety by reference to the 2008 Plan. The full text of the 2008 Plan is attached to this proxy statement as Appendix A.
     Purpose. The purpose of the 2008 Plan is to attract, retain, reward and motivate the best available officers, directors, employees, advisors and consultants by providing them with an equity interest in order to align their interests with those of our stockholders and providing such persons with incentives to promote our long-term growth and profitability and the success of our business and to enhance stockholder value. The 2008 Plan is also designed to permit us to make cash- and equity-based awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2008 Plan will become effective immediately upon stockholder approval at the Annual Meeting.
     Shares Available for Issuance. If stockholders approve the 2008 Plan, a total of 600,000 shares of our common stock will be authorized and reserved for issuance under the 2008 Plan, subject to adjustment for certain changes in our capital structure. The shares of common stock issuable under the 2008 Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us in the open market (other than with the proceeds of stock option exercises).
     The number of shares available for issuance under the 2008 Plan will be reduced by 1.5 shares for each share delivered in settlement of any “full value award” granted under the 2008 Plan, which is any award other than a stock option, stock appreciation right or other award for which the participant pays the intrinsic value, and by one share for each share issued upon exercise or settlement of all awards that are not full value awards, such as stock options and stock appreciation rights. In the event that an award expires or is cancelled, forfeited, settled in cash or otherwise terminated before delivery of all or some of the shares subject to such award, then the number of shares available for issuance under the 2008 Plan will be increased by 1.5 shares for each share subject to a full value award and by one share for each share subject to an award that is not a full value award.

     The 2008 Plan counts shares on a “gross” basis and does not allow the re-grant of shares withheld or surrendered in payment of the exercise price or tax withholding obligations of an award. To the extent permitted by applicable law or any stock exchange rule, shares issued or issuable in connection with any award issued in substitution for any outstanding award of any entity acquired in any form of combination by us or our subsidiaries will not be counted against the shares available for issuance under the 2008 Plan.
     On April 15, 2008, the closing sale price of our common stock as reported on The NASDAQ Stock Market was $12.02.
     Administration. The 2008 Plan will be administered by the Compensation Committee or another committee appointed by our board of directors, unless our board decides at any time to administer the 2008 Plan. The committee will be comprised of three or more directors who are not our officers or employees and who meet certain other criteria under applicable federal securities law and federal tax law provisions, including meeting the definition of “non-employee directors” under Section 16(b) of the Exchange Act and meeting the definition of “outside directors” under Section 162(m) of the Code. The members of the board and of the committee will be eligible for awards under the 2008 Plan. If the board of directors at any time decides to administer the 2008 Plan, it will have all of the powers of the committee under the 2008 Plan.
     The committee is authorized to designate which participants will receive awards, determine the type and number of awards to be granted, set the terms, conditions and provisions of awards (including the exercise price, the exercisability and vesting and the form of consideration payable upon exercise of awards), cancel awards, prescribe forms of award agreements, interpret the 2008 Plan, establish, amend and rescind rules and regulations related to the 2008 Plan, and make all other determinations which may be necessary or advisable to the administration of the 2008 Plan or the grant of awards under the 2008 Plan, subject to the terms and conditions of the 2008 Plan. The board or the committee may, to the extent permitted by applicable law, delegate the authority to grant or amend awards to one or more of our officers or non-employee directors. Any such officer or non-employee director will not be delegated the authority to grant awards to our officers.
     Eligibility. The officers, directors, employees, consultants and advisers of our company and of our existing or future subsidiaries who, in the determination of the board or committee, are responsible for or contribute to our management, growth, profitability and successful performance are eligible to receive awards under the 2008 Plan. All of our approximately 387 employees, all four of our non-employee directors, and in general our advisors and consultants are eligible to receive awards under the 2008 Plan. However, only our employees are eligible to receive awards of incentive stock options under the 2008 Plan.
     Limitations. During any calendar year, the maximum number of shares that can be granted to any individual participant subject to awards under the 2008 Plan is 500,000 shares, and the maximum amount of cash payable under awards, even performance-based awards, to any individual participant is $2.5 million. In addition, the maximum number of shares that can be issued upon exercise of incentive stock options awarded under the 2008 Plan is 500,000.
     In addition, our board of directors has committed to limiting the average “burn rate” under the 2008 Plan and any other stock plan during 2008, 2009 and 2010 to 3.5% of our shares of common stock outstanding. The burn rate means the total number of shares issued pursuant to awards of stock options, restricted stock, stock-settled stock appreciation rights, performance shares or other awards, with each share issued under a full value award counting as 1.5 shares, divided by the number of shares of our common stock outstanding at the end of each year. Awards settled in cash within the terms of the 2008 Stock Plan will not be included in the calculation of the burn rate.
     Awards. The 2008 Plan provides that the committee may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and other stock-based compensation awards or any combination thereof to our officers, directors, employees, consultants and advisors. These awards may be granted on the terms and conditions described in the 2008 Plan. Each award will be evidenced by a separate agreement with the grantee of the award and will indicate the type, terms and conditions of the award.
     Stock Options. Under the 2008 Plan, the committee is authorized to grant stock options, which can be either incentive stock options or non-qualified stock options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The committee will determine the number of shares that can be exercised under a stock option. In addition, the exercise price of stock options will be determined by the board or committee but may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to an employee beneficially owning more than 10% of our outstanding common stock). The committee may grant non-qualified stock options to any eligible participant, but may grant incentive stock options only to employees. Stock options will become exercisable at such time or times in whole or in part as determined by the committee, except that stock options may not be exercised later than 10 years after the date of grant (5 years after grant in the case of an incentive stock option granted to an employee beneficially owning more than 10% of our outstanding common stock). Stock options may be exercised by payment of the exercise price in cash, shares of our common stock, cashless exercise, exchange of outstanding awards or other property, or in any combination of those methods having a fair market value equal to the exercise price, as the committee determines. Stock options are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.
     Stock Appreciation Rights. The 2008 Plan authorizes the committee to grant stock appreciation rights, either alone or in tandem with underlying stock options. Stock appreciation rights entitle the participant to receive, upon exercise, an amount of cash or shares or some combination of both, as determined by the committee, equal in value to the excess, if any, of the fair market value of the shares covered by the stock appreciation right on the date of exercise over the base price of the stock appreciation right. The base price for stock appreciation rights will be fixed by the committee but will not be less than the fair market value of our common stock on the date of grant. Stock appreciation rights will be exercisable at such time or times and under such other terms and conditions as determined by the committee, except that stock appreciation rights may not be exercised later than 10 years from the date of grant.
     Prohibition on Repricing Stock Options and Stock Appreciation Rights. The 2008 Plan prohibits the direct or indirect repricing of outstanding stock options or stock appreciation rights granted under the 2008 Plan, without stockholder approval. For example, the exercise price of stock options or the base price of stock appreciation rights outstanding under the 2008 Plan are not permitted to be reduced, outstanding stock options and stock appreciation rights are not permitted to be exchanged for stock options or stock appreciation rights with a lower exercise or base price, and underwater stock options and stock appreciation rights are not permitted to be exchanged for cash, shares, other property or other awards, without stockholder approval.
     Restricted Stock. The 2008 Plan also authorizes the award of restricted stock. An award of restricted stock is an award of shares of common stock that vests in accordance with such terms and conditions, and is subject to such restrictions, as the committee determines. The terms, conditions and restrictions applicable to an award of restricted stock may be based on service conditions, performance goals, other conditions or a combination of all of those as the committee determines to be appropriate. The restricted stock vests and may be disposed of by the participant only in accordance with those terms and conditions and after such restrictions lapse in whole or in installments as the committee determines. Restricted stock awards may be subject to forfeiture if, for example, the participant’s employment terminates before the award vests. A participant receiving restricted stock has all the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, unless the committee otherwise determines.
     Restricted Stock Units. The 2008 Plan also authorizes the award of restricted stock units. A restricted stock unit is the right to receive a share of common stock upon the completion of a vesting period. The board or committee determines the terms and conditions, including vesting, of restricted stock units. As with awards of restricted stock, restricted stock units vest in accordance with terms and conditions, and are subject to such restrictions, as the committee determines, and those terms, conditions and restrictions may be based on service conditions, performance goals, other conditions or a combination of all of those as the committee determines to be appropriate. However, unlike an award of restricted stock, a participant receiving restricted stock units has no rights of a stockholder until the restricted stock unit vests and the shares are issued.
     Deferred Stock. The 2008 Plan also authorizes the committee to make deferred stock awards, generally consisting of a right to receive shares of our common stock at the end of specified deferral periods. Awards of deferred stock are subject to such conditions or limitations as the committee may impose, which conditions or limitations may lapse at the end of the deferral period in installments or otherwise. Deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership. Upon termination of employment during the restriction or deferral period, deferred stock will be forfeited subject to such exceptions, if any, as are authorized by the committee.
     Bonus Shares and Awards in Lieu of Obligations. The committee is authorized under the 2008 Plan to grant shares of common stock to eligible persons as a bonus or in lieu of obligations (such as salary requirements) to pay cash or deliver other property, subject to such terms as determined by the committee.
     Performance Awards. Under the 2008 Plan, the committee may make a performance award, which is an award of a number of units that represents the right to receive a specified number of shares of common stock or cash, or both, upon satisfaction of certain specified performance criteria, as applicable to us or any subsidiary, division, business unit or individual, subject to such terms and conditions as the committee determines. Performance awards will be earned to the extent such performance goals established by the committee are achieved over a period of time specified by the committee.

The performance objectives may vary from participant to participant, group to group and period to period. The performance objectives for awards intended to constitute “qualified performance-based compensation” (see discussion below under the heading “—Summary of Federal Income Tax Consequences”) will include, but not be limited to, the following: earnings per share and growth in earnings per share; gross or net sales, revenues and growth of sales or revenues; cash flow (including, but not limited to, operating cash flow and free cash flow); return on investment; return on net assets, assets, capital or equity; economic value added; operating margins; gross or net profit margin; income or net income (before or after taxes); pre-tax income before interest, depreciation and amortization; pre-tax operating earnings after interest expense and before extraordinary or special items; operating income or net operating income; operating profit or net operating profit; total stockholder returns; price of the shares (and changes thereof); cost reductions or savings; research and development expenses; productivity; expenses; operating efficiency; customer satisfaction; working capital; market share; and any of the above goals as compared to the performance of a published or special index deemed applicable by the committee. Performance goals may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group, and may reflect the results of our company on a consolidated basis or any one or more of our subsidiaries, divisions or other business units. The committee has the discretion to determine the value of each performance award, to adjust the performance goal as it deems equitable to reflect events affecting the us or changes in law or accounting principles or other factors, and to determine the extent to which performance awards that are earned may be paid in the form of cash, deferred cash, shares of common stock or other awards or property, or a combination thereof.
     Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on a participant the right to receive an amount equal to the value of dividends per share paid by us, if any, calculated with reference to a specified number of shares of our common stock. Dividend equivalents may be granted in connection with full value awards granted under the 2008 Plan. Dividend equivalents may be paid in cash or shares of our common stock, or in a combination of both, at the election of the committee. No dividend equivalents will be payable with respect to stock options or stock appreciation rights.
     Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the 2008 Plan may, in the discretion of the committee, be granted either alone or in addition to or in tandem with any other award granted under the 2008 Plan or any award granted under any other plan we may adopt from time to time. Generally, awards may not be granted in substitution for another award under the 2008 Plan, or retroactively in tandem with another award under the 2008 Plan at an exercise or base price lower than that of the previously granted award, without stockholder approval. However, the committee may grant shares or awards under the 2008 Plan in assumption of, or substitution or exchange for, options or other awards granted, or the right or obligation to grant future options or other awards, by a company involved in a corporate transaction with us.
     Other Stock-Based Awards. In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2008 Plan authorizes the committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our securities in addition to those specifically described in the 2008 Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our common stock, or the cash equivalent of such shares. These awards may be granted wither alone, in addition to, or in tandem with, other awards granted under the 2008 Plan or cash awards made outside the 2008 Plan. The committee will determine the terms and conditions of such awards, including the consideration paid for awards as purchase rights, which consideration generally may not be less than the fair market value of the common stock on the date that the purchase right is granted. These awards may include, without limitation, performance shares and restricted stock units that entitle the participant to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of common stock or the cash equivalent thereof.
     Vesting of Awards. The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of any award may accelerate. Full value awards made under the 2008 Plan will be subject to vesting over a period of not less than (i) three years following the grant date of the award if it vests based solely on employment or service with us, or (ii) one year measured from the commencement of the period over which performance is evaluated for full value awards that are issued or vest based upon the attainment of performance goals or other performance-based objectives. However, full value awards covering up to an aggregate of 5% of the total number of shares available for awards under the 2008 Plan may be granted without respect to such minimum vesting provisions.
     Transferability of Awards. Under the 2008 Plan, awards are generally not assignable or transferable by a participant, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, except to us under the terms of the 2008 Plan, and except that, upon approval by the committee, non-qualified stock options and

SARs may be transferred by participants to immediate family members, to trusts for the benefit of immediate family members and to partnerships or similar entities in which such participant and the participant’s immediate family members are the only parties or members.
     Acceleration of Awards Upon Change in Control. The 2008 Plan provides that in the event of our “change in control” (as defined in the 2008 Plan and subject to limitations due to Section 409A of the Code), all outstanding awards under the 2008 Plan, regardless of any limitations or restrictions, will immediately vest and become fully exercisable, and all restrictions applicable to outstanding restricted stock, performance awards and other stock-based awards will lapse, unless otherwise provided by the committee at the time of grant of the award or unless waived or deferred by the participants.
     Amendment and Termination of the 2008 Plan. The board of directors has the right to amend, alter, suspend, discontinue or terminate the 2008 Plan at any time without the consent of the stockholders or participants, except that (i) stockholder approval of such action will be required if such approval is required by any federal or state law or regulation or stock exchange or stock market rule, regulation or policy, or if the board in its discretion determines that obtaining such stockholder approval is advisable, and (ii) subject to the terms of the 2008 Plan, no amendment or termination of the 2008 Plan may materially and adversely affect the rights of a participant under any award granted under the 2008 Plan without the consent of the affected participant. Unless earlier terminated by the board, the 2008 Plan will terminate on June 9, 2018, the tenth anniversary of the Annual Meeting, and no award may be granted under the 2008 Plan after that date, although awards granted prior to that date will remain in full force and effect subject to their terms.
     The committee may amend or terminate outstanding awards under the 2008 Plan, unless expressly prohibited by the 2008 Plan. However, the amendment or termination of any award that materially reduces the value of an award or otherwise impairs or adversely affects the rights of the participant under such award will require the consent of the participant.
     Adjustments upon Changes in Capitalization. In the event that our stock changes by reason of any dividend (excluding an ordinary dividend) or other distribution, recapitalization, stock split, reverse sock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, sale, transfer, exchange or other disposition of all or substantially all of our assets, exchange of our securities, issuance of warrants or other rights to purchase common stock or other of our securities, or other similar transaction or change in our capital structure, then the committee will make equitable adjustments to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Plan by making appropriate adjustments to the number and class of shares with respect to which awards may be granted under the 2008 Plan, the maximum number of shares that may be issued to any individual in any fiscal year pursuant to awards, the terms and conditions of any outstanding awards, and the number and kind of shares and the exercise price of any outstanding award under the 2008 Plan.
     Section 409A. Section 409A of the Code generally establishes very specific requirements that must be followed with respect to covered deferred compensation plans in order to avoid the imposition of an additional 20% federal income tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 1998 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The 2008 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on 2008 Plan recipients under Section 409A. The 2008 Plan contains provisions intended to assist the committee in complying with Section 409A including, among other things, the authority to amend the 2008 Plan and outstanding awards to preserve the intended benefits of awards granted under the 2008 Plan and to avoid the imposition of an additional tax under Section 409A. For example, if the committee determines that any awards made under the 2008 Plan will be taxable to a participant under Section 409A, then prior to exercise of stock options or stock appreciation rights by such participant or payment of other awards to such participant, the committee may amend the 2008 Plan and any outstanding awards, including retroactively, if the committee, if any, determines it is necessary or appropriate to do so to preserve the intended tax treatment of the awards granted under the 2008 Plan. The committee also may take other actions it determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A.
Summary of Federal Income Tax Consequences
     The following is a brief and general summary of certain federal income tax consequences of awards that may be granted under the 2008 Plan. This summary is based upon the Code, the applicable treasury regulations promulgated thereunder, judicial authority and administrative ruling and practice, all as currently in effect. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time, and such changes could alter or modify the statements and conclusions set forth below. This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular participant in light of such participant’s personal investment circumstances or participants subject to special treatment under the federal income tax laws. The summary also does not address the effects of foreign, state or local tax consequences. The 2008 Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
     Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income at the time the incentive stock option is granted or exercised, although the amount by which the fair market value of our common stock on the date of exercise exceeds the option exercise price is an adjustment item for purposes of the alternative minimum tax. If the participant holds the shares received upon the exercise of the incentive stock option for at least one year after the date of exercise and two years after the date of grant, referred to as the “holding period”, then any difference between the amount realized upon the disposition of the shares and the exercise price will be treated as long-term capital gain or loss to the participant. We will not have any tax consequences from the grant or exercise of an incentive stock option (except as discussed below) if the participant satisfies the holding period requirements.
     If a participant exercises an incentive stock option but does not satisfy the holding period requirements above, the participant generally will recognize ordinary income in the year of disposition of the shares acquired upon the exercise of an incentive stock option equal to the excess, if any, of the fair market value of the common stock on the date of exercise over the option exercise price, and any excess of the amount realized on such disposition over the fair market value of the common stock on the date of exercise will be taxed as long-term or short-term capital gain, as applicable. If the participant disposes of the shares prior to the satisfaction of the holding period requirements but the amount realized is less than the fair market value of the common stock on the date of exercise, the participant will recognize ordinary income equal only on the excess of the amount realized upon the disposition of the shares over the option exercise price. In either event, we will be entitled to a tax deduction in an amount equal to the amount constituting ordinary income to the participant.
     If a participant exercises an incentive stock option by tendering shares (other than the shares acquired upon the exercise of an incentive stock option and not held for the requisite holding period) in payment of all or part of the option exercise price, the participant will not be required to recognize any taxable income from the exchange and option exercise, and the participant’s tax basis and holding period (for capital gain purposes) for the tendered shares will be treated as a substituted basis for the shares received upon the exercise of the incentive stock option. If the participant uses shares received upon the exercise of an incentive stock option as to which the participant had not satisfied the applicable holding period requirements, the exchange will be treated as a taxable disqualifying disposition of the exchanged shares, with the result of the excess of the fair market value of the shares tendered over the participant’s basis in such shares would be taxable.
     Non-Qualified Stock Options. A participant who is granted a non-qualified stock option will not recognize any taxable income, and we will not have any tax consequences, at the time the non-qualified stock option is granted. In general, upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of our common stock on the date of exercise over the option exercise price, and we will be entitled to a tax deduction in the same amount in the year the participant exercises the non-qualified stock option. Upon subsequent disposition of shares acquired upon the exercise of a non-qualified stock option, a participant will have a capital gain or loss equal to the difference between the amount realized on the disposition and the participant’s tax basis in the shares, which is generally the amount paid for the shares plus the amount treated as ordinary income at the time the non-qualified stock option was exercised. Such capital gain or loss will be long-term if the participant’s holding period is longer than one year, and short-term otherwise. The participant’s taxable disposition of the shares acquired upon the exercise of a non-qualified stock option will not result in any additional tax consequences to us.
     Stock Appreciation Rights. The grant of a stock appreciation right will create no federal income tax consequences for the participant or us. When a participant exercises a stock appreciation right, the amount of any cash received and the fair market value on the date of exercise of any shares received will constitute ordinary income to the participant, and we will be entitled to a tax deduction in the same amount in the year of exercise.
     Restricted Stock. The federal income tax consequences of restricted stock awards depend upon the restrictions imposed on the restricted stock. In the absence of an election under Section 83(b) of the Code by a participant, the grant of restricted stock will not result in taxable income to the participant or entitle us to a tax deduction in the year of grant if the restricted stock received is subject to a substantial risk of forfeiture and is either non-transferable or after transfer remains subject to such substantial risk of forfeiture. In such case, a participant must recognize ordinary income equal to the fair market value of the restricted stock received as of the first date the restricted stock becomes either transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. However, a participant may, in his or her discretion, make a Section 83(b) election to recognize as ordinary income the value of the restricted stock as of the date of receipt rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture. We generally will be entitled to a tax deduction in the amount of the fair market value of the restricted stock transferred to the participant in the year the participant recognizes ordinary income. Prior to the lapse of restrictions, dividends paid on restricted stock will be taxable to the participant as ordinary income in the year such restricted stock is received free of restrictions, and we will be entitled to a tax deduction in the same amount.
     Restricted Stock Units and Deferred Stock. A participant who receives an award of restricted stock units or a deferred stock award will generally not recognize any taxable income, and we will not have any tax consequences, at the time the award of restricted stock units or a deferred stock is granted. When a participant receives the shares of common stock under the terms of the award, the fair market value on the date of exercise of the shares received, less any amount paid by the participant for such shares, will constitute ordinary income to the participant, and we will be entitled to a tax deduction in the same amount in the year of exercise.
     Dividend Equivalent Awards. A participant who receives a dividend equivalent award generally will not recognize any taxable income, and we will not have any tax consequences, at the time the dividend equivalent award is granted. When a participant is paid for the award, the amount of any cash received and the fair market value on the date any shares are received will constitute ordinary income to the participant, and we will be entitled to a tax deduction in the same amount in the year of the award is paid.
     Performance Awards. A participant who receives a performance award of shares of common stock will generally recognize ordinary income in the year the award is received equal to the fair market value of our common stock on the date of award. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant in the year such income is recognized.
     Other Stock-Based Awards. A participant will recognize ordinary income equal to the amount of any cash payments or the fair market value of any shares of common stock or other property received in connection with other stock-based awards (less any amounts paid by the participant) in the year the stock-based award is received or made available to the participant without substantial restrictions or risk of forfeiture in a manner consistent with the treatment of restricted stock. We generally will be entitled to a tax deduction in the same amount and at the same time the participant recognizes such ordinary income.
     Section 162(m). Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2008 Plan) by a public company to the chief executive officer and to the four other most highly compensated executive officers of the Company to no more than $1,000,000 per person. This limit, however, does not apply to “qualified performance-based compensation.” We generally intend to structure any stock options and other awards granted under the 2008 Plan that might be affected by Section 162(m) of the Code to comply with the performance-based compensation exemption to the deductibility limit.
     Section 409A. The 2008 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the Code. The tax consequences (including the amounts and the timing of those tax consequences) described above assume that an award is not subject to or does not violate the requirements of Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Stock options, stock appreciation rights and restricted stock awards that comply with the terms of the 2008 Plan and do not have a deferral feature, and are not amended, are generally exempt from the application of Section 409A, which is applicable to deferred compensation plans within the meaning of Section 409A. Restricted stock units, deferred stock awards and performance shares granted under the 2008 Plan are generally subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from Section 409A. Awards that do not comply with Section 409A can result in the value of the deferred compensation being currently includable in the service provider’s federal income tax purposes and being taxed at the service provider’s marginal federal income tax rate plus an additional 20%, and interest and penalties may be included.
New Plan Benefits
     No awards will be granted under the 2008 Plan unless and until the 2008 Plan has been approved by our stockholders. The grant of awards under the 2008 Plan to eligible directors, officers, employees, consultants and advisors, including the named executive officers, is subject to the discretion of the committee and therefore cannot be determined in advance, other than the grants of restricted stock payable to non-employee directors discussed below. As of the date of this proxy statement, no determination has been made as to which or how many of the persons eligible to receive awards under the 2008 Plan will receive future awards under the 2008 Plan, except that the board of directors has approved (subject to change upon the recommendation of the Compensation Committee) the grant of shares of restricted stock to our non-employee directors on a formula basis as discussed under “Director Compensation” below. Accordingly, except as otherwise provided above, the benefits or amounts that will be received by or allocated to individuals or groups under the 2008 Plan in the future are not presently determinable.
Vote Required
     The approval of the 2008 Plan requires the affirmative “FOR” vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal.
Recommendation
     The board of directors unanimously recommends that stockholders vote FOR the adoption and approval of the 2008 Plan. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
     The Audit Committee of the board of directors has appointed Hein & Associates LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Hein has served as our independent registered public accounting firm since 2004. In addition, Hein provides us with certain tax and audit-related services as described below.
     Stockholder ratification of the appointment of Hein as our independent registered public accounting firm is not required by our by-laws or any other applicable legal requirement. However, the Audit Committee is submitting the appointment of Hein to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment of Hein, then the Audit Committee will reconsider the appointment of Hein, provided that it may not change its appointment. Even if the appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for fiscal 2008 at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.
     We expect that one or more representatives of Hein will be present telephonically at the Annual Meeting, and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.
Audit and Non-Audit Fees
     The aggregate fees for professional services rendered to us by Hein for fiscal 2007 and fiscal 2006 were as follows:

	Fees
	2007	2006
Audit Fees (1)	$445,190	$293,000
Audit-Related Fees (2)	32,063	24,500
Tax Fees (3)	100,935	40,040
All Other Fees	0	0

Total	$578,188	$357,540

(1)	“Audit Fees” represents fees for professional services rendered for the audit of our consolidated annual financial statements, the audit of our internal controls over financial reporting, and the review of our consolidated interim financial statements included in our Quarterly Reports on Form 10-Q.

(2)	“Audit-Related Fees” represents fees for professional services rendered for the audit of our 401(k) plan and the audit of Marcum Midstream 1995-2 Business Trust, an unconsolidated affiliate.

(3)	“Tax Fees” represents fees for professional services rendered by Hein for tax compliance, tax advice and tax planning.
     The Audit Committee has determined that the provision of non-audit services by Hein in fiscal 2007 and fiscal 2006 was compatible with maintaining their independence.
Audit Committee Pre-Approval Policy
     The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. The Audit Committee may delegate this pre-approval authority to one or more of its members. Any such members must report any decisions to the Audit Committee at the next scheduled meeting. In accordance with this pre-approval policy, all professional services provided by Hein as our independent registered public accounting firm during fiscal 2007 were pre-approved by the Audit Committee.

Vote Required
     The affirmative “FOR” vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
Recommendation
     The Audit Committee and our board of directors recommend that stockholders vote FOR the ratification of the appointment of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table contains information regarding the beneficial ownership of our common stock as of April 15, 2008 (except as otherwise noted) by:
•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers (as defined on page 39); and

•	all of our directors and executive officers as a group.
     Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587. The information provided in the table below is based on our records, information filed with the SEC and information provided to us.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent (2)
Jeffrey L. Gendell (3) Tontine Capital Management, L.L.C. Tontine Capital Partners, L.P. Tontine Overseas Associates, L.L.C. 55 Railroad Avenue Greenwich, CT 06830	1,567,002	9.3
Gruber & McBaine Capital Management, LLC (4) 50 Osgood Place, Penthouse San Francisco, CA 94133	1,362,355	8.1
Independence Investments LLC (5) 160 Federal Street Boston, MA 02110	1,316,660	7.8
Edward C. Johnson 3d (6) FMR LLC 82 Devonshire Street Boston, MA 02109	1,125,850	6.7
Austin W. Marxe and David M. Greenhouse (7) c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, NY 10022	988,004	5.8
John Kleinheinz (8) Kleinheinz Capital Partners, Inc. 301 Commerce Street, Suite 1900 Fort Worth, Texas 76102	857,919	5.1
Sidney Hinton (9)	942,756	5.5
Christopher T. Hutter	25,000	0.1
Gary J. Zuiderveen (10)	88,798	0.5
John D. Bernard (11)	91,567	0.5
Anthony D. Pell (12)	173,549	1.0
Basil M. Briggs (13)	126,249	0.7
Kevin P. Collins (14)	96,776	0.6
John A. (Andy) Miller (15)	25,000	0.1
W. Phillip Marcum (16)	641,101	3.7
A. Bradley Gabbard (17)	145,000	0.9
Joseph L. Harley, Jr. (18)	83,350	0.5
Daniel J. Packard (19)	39,000	0.2
All directors and executive officers as a group (8 persons)(20)	1,569,695	9.0

(1)	For purposes of this table, we have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, although such information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of April 15, 2008 through the exercise of any stock option or other right. In addition, such shares that the beneficial owner has the right to acquire are deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent beneficially owned by any other beneficial owner. Unless otherwise indicated in these notes, we believe, based on the information furnished to us, that each beneficial owner has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

(2)	The percentage ownership is based upon 16,908,165 shares of common stock outstanding as of April 15, 2008.

(3)	Information based upon Schedule 13G/A, Amendment No. 1 filed with the SEC on January 25, 2008 by Jeffrey L. Gendell, Tontine Capital Management, L.L.C. (“TCM”), Tontine Capital Partners, L.P. (“TCP”) and Tontine Overseas Associates, L.L.C. (“TOA”), indicating beneficial ownership as of December 31, 2007. Mr. Gendell is the managing member of TCM and TOA. TCM is the general partner of TCP. Mr. Gendell has shared voting and dispositive power with respect to all such shares. Each of TCM and TCP has shared voting and dispositive power with respect to 1,253,787 shares. TOA has shared voting and dispositive power with respect to 313,215 shares.

(4)	Information based upon Schedule 13G filed with the SEC on January 28, 2008 by Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold, indicating beneficial ownership as of December 31, 2007. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. GMCM and Messrs. Gruber, McBaine and Swergold constitute a group within the meaning of Rule 13d-5(b) under the Exchange Act. GMCM is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. GMCM has shared voting and dispositive power with respect to 1,263,185 shares. Mr. Gruber has sole voting and dispositive power with respect to 99,170 shares and shared voting and dispositive power with respect to 1,263,185 shares. Mr. McBaine has sole voting and dispositive power with respect to 95,145 shares and shared voting and dispositive power with respect to 1,263,185 shares. Mr. Swergold has shared voting and dispositive power with respect to 1,263,185 shares.

(5)	Information based upon Schedule 13G filed with the SEC on January 24, 2008 by Independence Investments LLC, indicating beneficial ownership as of December 31, 2007. Independence Investments has sole voting power with respect to 1,268,120 shares and sole dispositive power with respect to 1,316,660 shares. Accounts managed on a discretionary basis by Independence Investments are known by Independence Investments to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares.

(6)	Information based upon Schedule 13G filed with the SEC on February 14, 2008 by FMR LLC and Edward C. Johnson 3d, indicating beneficial ownership as of December 31, 2007. These shares are beneficially owned by Fidelity Management & Research Company (“Fidelity”) in its capacity as an investment advisor to various funds. Fidelity is a wholly-owned subsidiary of FMR, a parent holding company. Mr. Johnson is the Chairman of FMR. Mr. Johnson and members of his family own approximately 49% of the voting power of FMR and may be deemed to form a controlling group with respect to FMR. Mr. Johnson and FMR, through its control of Fidelity, and the funds each has sole dispositive power with respect to the shares owned by the funds. Neither Mr. Johnson nor FMR has sole voting power with respect to the shares owned by the funds. The funds have sole voting power with respect to the shares they own directly, and Fidelity carries out the voting of the shares held by the funds under written guidelines established by the funds’ boards of trustees.

(7)	Information based upon Schedule 13G filed with the SEC on February 13, 2008 by Austin W. Marxe and David M. Greenhouse, indicating beneficial ownership as of December 31, 2007. Messrs. Marxe and Greenhouse share voting and investment power with respect to 217,727 shares owned by Special Situations Cayman Fund, L.P., 38,723 shares owned by Special Situations Fund III, L.P., 536,920 shares owned by Special Situations Fund III QP, L.P. and 194,634 shares owned by Special Situations Private Equity Fund, L.P. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), which is the general partner of and investment adviser to Special Situations Cayman Fund. AWM also serves as the general partner of MGP Advisers

Limited Partnership, which is the general partner of and investment adviser to Special Situations Fund III and the general partner of Special Situations Fund III QP. AWM is the investment advisor to Special Situations Fund III QP and Special Situations Private Equity Fund. Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C., which is the general partner of Special Situations Private Equity Fund.

(8)	Information based upon Schedule 13G filed with the SEC on February 14, 2008 by Kleinheinz Capital Partners, Inc., (“Kleinheinz”), Kleinheinz Capital Partners LDC (“LDC”), and John Kleinheinz, indicating beneficial ownership as of December 31, 2007. Mr. Kleinheinz is the principal of both Kleinheinz and LDC. The shares were purchased by Mr. Kleinheinz for the account of private investment funds for which Kleinheinz acts as investment adviser. Kleinheinz, LDC and Mr. Kleinheinz, as principal of both entities, have the sole power to vote and dispose of the shares.

(9)	Includes 195,000 shares that may be acquired by Mr. Hinton upon the exercise of currently exercisable stock options.

(10)	Includes 45,000 shares that may be acquired by Mr. Zuiderveen upon the exercise of currently exercisable stock options.

(11)	Includes 89,334 shares that may be acquired by Mr. Bernard upon the exercise of currently exercisable stock options.

(12)	Includes 3,237 shares held in trust for the benefit of Mr. Pell’s wife and 10,100 shares held in an account of Mr. Pell’s daughter that is managed by Mr. Pell. Also includes 93,415 shares that may be acquired by Mr. Pell upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 15, 2008.

(13)	Includes 70,952 shares that are owned jointly with Mr. Briggs wife and 2,000 shares that are owned by Mr. Brigg’s wife. Also includes 15,686 shares that may be acquired by Mr. Briggs upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 15, 2008.

(14)	Includes 94,526 shares that may be acquired by Mr. Collins upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 15, 2008.

(15)	Includes 15,000 shares that may be acquired by Mr. Miller upon the exercise of currently exercisable stock options

(16)	Includes 350,000 shares that may be acquired by Mr. Marcum upon the exercise of currently exercisable stock options. Mr. Marcum resigned and retired as an executive officer on April 16, 2007 and as a director on June 11, 2007.

(17)	Includes 40,000 shares that may be acquired by Mr. Gabbard upon the exercise of currently exercisable stock options. Mr. Gabbard resigned and retired as an executive officer on April 16, 2007 and as a director on June 11, 2007.

(18)	Includes 26,000 shares that may be acquired by Mr. Harley upon the exercise of currently exercisable stock options. Mr. Harley resigned and retired as an executive officer of Metretek, Incorporated on March 31, 2008.

(19)	Includes 29,000 shares that may be acquired by Mr. Packard upon the exercise of currently exercisable stock options. Mr. Packard resigned and retired as an executive officer of WaterSecure Holdings, Inc. (f.k.a. Marcum Gas Transmission, Inc.) on April 30, 2007.

(20)	Includes 547,961 shares that may be acquired upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 15, 2008 by our directors and current executive officers. See notes (9) through (15).

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Overview of Compensation Committee
     The Compensation Committee of our board of directors is responsible for establishing and administering the compensation program and policies for our executive officers as well as developing and monitoring our compensation program and philosophy for our employees generally. The Compensation Committee approves all compensation paid to our executive officers, establishes our compensation policies for our executive officers, reviews and approves our general compensation policies for our non-executive employees and also oversees the administration by the board of directors of our stock plan under which grants of stock options and restricted stock may be made to our executive officers and employees.
     During 2007, the members of the Compensation Committee were Basil M. Briggs (Chairman), Anthony D. Pell and Kevin P. Collins. In January 2008, John A. (Andy) Miller joined the Compensation Committee and replaced Mr. Briggs as its Chairman. The board of directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market.
     Executive Compensation Philosophy and Objectives
     Our executive compensation philosophy is to provide a competitive executive compensation program that allows us to attract, retain, motivate and reward highly qualified and industrious executives and to enhance stockholder value. We believe we have developed an effective compensation program that entices outstanding talent to join our company, encourages professional growth in our officers and employees, rewards outstanding individual and corporate performance and creates a path towards corporate excellence. Our executive compensation program is intended to accomplish the following objectives:
•	to attract and retain highly talented and productive executive officers;

•	to provide incentives and rewards for our executive officers to be strong leaders and managers, to perform at a superior level and to achieve important financial and strategic goals; and

•	to align the interests of our executive officers with the interests of our stockholders.
     To achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of four basic components:
•	base salary;

•	short-term incentive compensation in the form of annual cash bonuses;

•	long-term incentive compensation in the form of stock options, restricted stock and performance-based restricted stock; and

•	perquisites and general benefit programs.
     Our compensation program is designed to be performance-driven, which we believe is in the best interests of our stockholders, as well as in the best interests of our executives, employees and customers. We seek to design our compensation program with a goal of maximizing corporate performance and enhancing stockholder value.
     Compensation Committee Processes and Procedures; Role of CEO and Compensation Consultant
     The Compensation Committee makes all compensation decisions relating to our named executive officers. Annually, it reviews the base salaries, establishes the annual bonus and incentive compensation goals and arrangements and evaluates the long-term incentives compensation levels of our named executive officers. The Compensation Committee generally makes these critical annual compensation decisions in February and March of each year, to coincide with the reporting of, and to allow the Compensation Committee to have available the results of, the prior year’s annual consolidated financial results.

     During its annual review, the Compensation Committee considers the value of the overall role and contribution of each named executive officer, including the impact that the named executive officer has had on the achievement of our corporate performance and on our strategic, financial and operating goals. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of other executives. Our Chief Executive Officer typically provides the Compensation Committee with his annual recommendations for each executive officer’s compensation, including salary adjustments, discretionary bonuses and equity awards. While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer, the Compensation Committee is responsible for making the final decision on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. Our Chief Executive Officer is not present for any portions of meetings relating to his compensation, but from time to time he is present in meetings discussing the compensation of other executive officers. After considering these recommendations and making its own evaluation, the Compensation Committee establishes the base salary, annual bonus and incentive programs and targets and long-term compensation for the named executive officers.
     In general, the Compensation Committee’s compensation process is subjective and based primarily on the judgment of the members of the Compensation Committee, on existing employment contracts and on making incremental changes to existing employment arrangements. In making compensation decisions, the Compensation Committee considers such factors as it from time to time has deemed relevant, appropriate, reasonable and in the best interests of the stockholders, including individual performance, corporate performance, informal information about peer companies, the recommendations of the Chief Executive Officer and the knowledge and experience of the members of the Compensation Committee. In setting the compensation for the named executive officers for fiscal 2007, the Compensation Committee reviewed tally sheets showing the executive’s current compensation, including equity and non-equity based compensation. Before 2007, the Compensation Committee had not specifically utilized benchmarking or any peer company comparisons to establish executive compensation levels, although from time to time it had informally considered data regarding pay practices at other companies in assessing the reasonableness of compensation and ensuring that compensation levels remain competitive. It has been the belief of the Compensation Committee that due to the diversification, market niches and size of our company, it is difficult to establish a meaningful peer group, and even if such were possible, the uniqueness of our business and our compensation incentive arrangements would not permit helpful comparisons. Accordingly, the Compensation Committee has believed that its members, with the assistance and recommendations of management, are generally best situated to make compensation decisions in light of our size, the service and experience of the members of the Compensation Committee and the executive officers and the nature of our business that did not provide for meaningful comparisons with other companies. The Compensation Committee has not adopted a policy regarding the ratio of total compensation of the chief executive officer to that of our other executive officers, although compensation levels are reviewed and compared to ensure that appropriate pay equity exists in the opinion of the Compensation Committee.
     However, driven by the importance of establishing a new compensation program reasonable and appropriate for our company for our new Chief Executive Officer in connection with our management transition and corporate reorganization during 2007, the Compensation Committee retained a compensation consultant and utilized peer company comparisons in established the new Chief Executive Officer’s compensation in 2007, and the Compensation Committee is considering utilizing a compensation consultant and peer company comparisons for making other executive compensation decisions in the future. In 2007, the Compensation Committee retained Frederic W. Cook & Co. to provide its expertise as an independent compensation consultant to the Compensation Committee in reviewing Mr. Hinton’s compensation and providing its recommendations on the appropriate compensation package for Mr. Hinton in his new role and with his new duties as our President and Chief Executive Officer. Based in large part upon the recommendation and advice of Cook, the Compensation Committee approved a new compensation package for Mr. Hinton in August 2007, as discussed below under “—Compensation of Chief Executive Officer.” The Compensation Committee is considering utilizing a compensation consultant to assist it in performing a comprehensive review, including benchmarking and peer company comparison, of our entire executive compensation program, including base salaries, bonus and incentive compensation plans and arrangements and equity granting practices, for use by the Compensation Committee in evaluating and establishing executive compensation for fiscal 2009, although a final decision on the compensation process for 2009, and the amount of weighting to be given to any benchmarking, will not be made until the end of 2008 or early 2009.
     Due to the management transition and corporate reorganization during 2007, the Compensation Committee addressed the compensation of the named executive officers on several different occasions during 2007, during processes that resulted in new or amended employment agreements for new and continuing executive officers, and severance and termination agreements and arrangements for departing executive officers. As a result of these new arrangements, discussed below under “—2007 Management Transition, Corporate Reorganization and Agreements with Named Executive Officers,” the Compensation Committee in general did not adjust or establish new compensation arrangements for 2008 during February and March 2008, in accordance with its historical practice, but rather decided to retain virtually without change the arrangements and agreements adopted and approved at various times during 2007, with the intention of addressing discretionary bonuses for 2008 and new compensation arrangements, bonuses and incentives for 2009 in February and March 2009, in accordance with its general procedures.
     The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee relies upon our executive officers and other management employees in order to assist the Compensation Committee in performing its duties. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.
     Components of Executive Compensation
     The Compensation Committee reviews our executive compensation program through the application of the subjective business judgment of each of its members and based in part upon the recommendations of our Chief Executive Officer, as well as from time to time through informal surveys of the executive compensation of other companies. The philosophy of the Compensation Committee is that the compensation and incentives of each officer should be significantly influenced by the executive officer’s individual performance, and accordingly a significant percentage of the total compensation and equity incentive package of each executive officer is contingent upon individual performance. The Compensation Committee does not generally use a quantitative method or mathematical formula to set the elements of compensation for a particular executive officer, except for certain year-end cash incentive compensation awards. The Compensation Committee uses discretion and considers all elements of an executive’s compensation package when setting each portion of compensation, based upon corporate performance and individual initiatives and performance.
     The Compensation Committee does not set fixed percentages for allocating compensation between cash and non-cash components, but rather applies subjective discretion to the components for each individual. In addition, as our bonus programs are currently structured, all annual incentive compensation is payable in cash, and all long-term incentive compensation is payable in equity. In 2007, we made significant awards of restricted stock to several of our executive officers in connection with their new or amended employment agreements establishing new compensation arrangements. The Compensation Committee determined that these new employment arrangements were necessary, appropriate and reasonable in light of the significant management and corporate transition we went though in April 2007, with the retirements of our former Chief Executive Officer and our former Chief Financial Officer. We did not, however, grant any stock options to any executive officers during 2007 (or during 2006). Under SEC rules, the Summary Compensation Table includes the value of not only stock awards during fiscal 2007 but also stock option awards granted prior to 2006 that were treated as compensation expense during fiscal 2006 and fiscal 2007, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“FAS 123(R)”). In addition, under SEC rules certain executive officers whose employment terminated during 2007, and their post-employment compensation, is included in the Summary Compensation Table.
     For 2007, base salary accounted for only approximately 7.4% of the total compensation of the named executive officers, cash bonuses and cash incentive compensation accounted for only approximately 4.8% of the total compensation of the named executive officers, while post-employment compensation accounted for approximately 79.9% of the total compensation of the named executive officers. However, with respect to named executive officers who did not receive post-employment compensation during 2007, base salary accounted for approximately 31.5% of their total compensation and cash bonuses and cash incentive compensation accounted for approximately 26.8% of their total compensation. Accordingly, cash accounted for approximately 92.2% of the total compensation of all the named executive officers for 2007, including post-employment compensation, but only 58.4% of the total compensation of the named executive officers who did not receive post-employment compensation during fiscal 2007, as computed in accordance with the Summary Compensation Table.
     The principal factors that our Compensation Committee considered with respect to each named executive officer’s compensation package are summarized below. Our Compensation Committee may, however, in its discretion apply entirely different factors with respect to executive compensation for future years.
     Base Salary
     We establish base salaries for our named executive officers that are intended to provide them with sufficient, regularly-paid income to compensate them for their services rendered to us during the fiscal year. The base salary is intended to provide financial stability to executives in order to attract and retain qualified and experienced individuals. Base salaries are also sometimes used in measuring other compensatory opportunities, such as bonuses and incentive compensation arrangements, which can be set at a percentage of base salary, and severance, which is often based in part upon a multiple of base salary.
     The base salary for each of our named executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to our corporate performance, level of responsibility, duties and functions, breadth of knowledge, salary levels in effect for comparable positions within and without our industry and internal base salary comparability considerations. The base salary for each executive officer is reviewed annually and may be adjusted in the discretion of the Compensation Committee, based upon the factors discussed in the previous sentence, as well as changes in the duties, responsibilities and functions of the executive officer, general changes in executive compensation, and our financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.
     During the course of 2007, the Compensation Committee authorized an increase in the base salaries of each of our named executive officers, reflecting our outstanding corporate performance and record net income in 2006, our expected continued future outstanding performance and the excellent individual performances of each of the named executive officers that were critical factors in that high level of corporate performance. The Compensation Committee first adjusted base salaries during March 2007 for all of our executive officers at that time, then adjusted the base salaries of the continuing executive officers as a result of the management transition and corporate reorganization at various times from April through December 2007. The average increase in base salaries for all of our named executive officers as approved in March 2007 was 16.7% over 2006, with the largest increase being in Mr. Hinton’s base salary, reflecting the significant growth and profitability of our PowerSecure subsidiary, which he led, over the prior year and the substantial increase in the scope, scale and complexity of our PowerSecure subsidiary’s operations and of Mr. Hinton’s overall corporate responsibilities over that period and the Compensation Committee’s assessment that Mr. Hinton should be paid at the same level as our Chief Executive Officer, to which office he was appointed on April 16, 2007. The average increase in the base salaries of the other named executive officers (excluding Mr. Hinton) in March 2007 was 11.2% in 2007 over 2006, reflecting their contribution to our success in 2006 and their expected contributions in 2007.
     In the second half of 2007, as a result of the management and corporate transition and the succession and addition of offices, roles, duties and authority for Messrs. Hinton, Zuiderveen and Hutter, the Compensation Committee approved amended or new employment agreements with those named executive officers that included increases in base salary that the Compensation Committee felt were commensurate with their new offices, roles, duties and authority. The increases in base salary related to those new employment arrangements are discussed below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control—Employment Agreements.” In February and March 2008, the Compensation Committee determined not to adjust base salaries for 2008 from those set during 2007, primarily because those base salaries had been established late in the previous year and reflected a second increase during the year, and the Compensation Committee believed that the above factors it considers in adjusting base salary did not warrant a further increase at that time. The following table shows the increases in the base salaries of our current executive officers since 2006:

	Base Salary	Base Salary For 2007	Base Salary Adjustment	Base Salary
Name	For 2006($)	Fixed in March 2007($)	During 2007($)(1)	For 2008($)
Sidney Hinton	315,000	420,000	485,000	485,000
Christopher T. Hutter	N/A	N/A	275,000	275,000
Gary J. Zuiderveen	125,000	150,000	195,000	195,000
John D. Bernard	150,000	170,000	190,000	190,000

(1)	Base salaries for 2007 were adjusted to these amounts in connection with new or amended employment agreements for Mr. Hinton on August 15, 2007, for Mr. Hutter on December 10, 2007, for Mr. Zuiderveen on April 16, 2007 (to $175,000) and on December 10, 2007, and for Mr. Bernard on April 16, 2007. Base salaries for 2008 were not adjusted from the last base salary fixed for each officer during 2007.
     The Compensation Committee believes that the increases in base salaries approved in 2007 were reasonable and a proper reflection of our excellent corporate performance during both 2006 and 2007 and the superior individual performance of the named executive officers during those years, as well as the expected continued high performance of our company and of the named executive officers during 2008.

           Annual Cash Bonuses and Incentives
     Overview. We grant bonuses to our named executive officers, sometimes based on performance metrics determined at the beginning of the fiscal year and sometimes based on discretionary measures of performance determined after the end of the fiscal year, depending on the nature of the executive’s position, role and duties. For executives in a position to significantly enhance our corporate performance, we give them the opportunity to earn annual incentive bonuses that are performance-driven in order to encourage them to focus on generating superior annual financial and operating results.
     For fiscal 2007, we granted cash bonuses and annual incentive awards to all of our named executive officers, other than to those named executive officers whose employment has terminated and to Mr. Hutter who commenced employment with us during December 2007. Depending on the named executive officer, these bonuses were paid either under established plans and arrangements relating to some metrics of our financial performance or on a discretionary basis as determined by the Compensation Committee, or were based upon some combination thereof. Factors considered by the Compensation Committee in determining discretionary annual cash bonuses are personal performance, corporate performance, level of responsibility and our achievement of corporate goals, as well as many of the same factors considered by the Compensation Committee and discussed above when it reviews and sets base salaries, except with a greater focus on the prior fiscal year. In past years, we had also granted awards to some of our executive officers under our management incentive plan tied to metrics established at the beginning of the fiscal year by the Compensation Committee, but did not utilize that plan for compensation during 2007 because it had been used primarily as an incentive arrangement for Messrs. Marcum and Gabbard.
     2007 Bonuses and Incentive Awards. Messrs. Hinton, Zuiderveen, Bernard and Harley received cash bonuses and incentive awards for fiscal 2007. Mr. Hinton received a cash bonus under his employment agreement, which bonus arrangement has been in place since it was negotiated and established when Mr. Hinton became President and Chief Executive Officer of our PowerSecure subsidiary, in an amount equal to 7% of our PowerSecure subsidiary’s adjusted net cash flow. Because Mr. Hinton’s primary operational focus is managing and leading our PowerSecure subsidiary, which contributed approximately 86% of our consolidated revenues during fiscal 2007, and Mr. Hinton has stock-based awards that provide separate corporate-wide incentives, the Compensation Committee has retained this bonus arrangement in Mr. Hinton’s current employment agreement, which was the subject of negotiation with Mr. Hinton. Mr. Hinton’s award is reflected under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. Messrs. Zuiderveen and Bernard each received a cash bonus in the discretion of the Compensation Committee, based upon the recommendation of our Chief Executive Officer (which was not adjusted by the Compensation Committee) as well as the other factors described above for bonuses generally. The bonuses paid to Messrs. Zuiderveen and Bernard are reflected under the column entitled “Bonus” in the Summary Compensation Table. Mr. Harley received an incentive award in an amount equal to a percentage of equipment sales by Metretek, Incorporated, which we refer to as Metretek Florida, as reflected under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and the related note applicable to Mr. Harley. No bonus was paid to any named executive officer whose employment terminated during 2007 or to Mr. Hutter, whose employment commenced in December 2007.
     2008 Bonuses and Incentive Awards. For 2008, Mr. Hinton will continue to receive his long-established incentive arrangement, which provides for a bonus equal to 7% of our PowerSecure subsidiary’s adjusted net cash flow. The employment agreements of Messrs. Hutter and Zuiderveen provide for discretionary target bonuses equal to 35% and 25% of their base salaries, respectively, based upon such factors, personal and corporate, as the Compensation Committee determines to be appropriate. The Compensation Committee has established a performance-based incentive plan for Mr. Bernard for fiscal 2008, related to the growth of Southern Flow Companies, Inc. While no other annual bonus or incentive award arrangements have been established for the named executive officers as of the date of this proxy statement, the Compensation Committee reserves the right to award additional discretionary bonuses after the end of the year, based on the factors discussed above.
           Long-Term Incentive Compensation
     We provide long-term incentives to our executive officers primarily through equity grants under our stock plan. Historically, those equity grants typically were in the form of stock options, but in 2007 all such equity grants were in the form of restricted stock awards that included a substantial performance-based component. Equity grants are designed and intended to align the interests of our executive officers with those of our stockholders, by linking long-term incentive compensation with the creation of stockholder value, to provide an opportunity for increased equity ownership by executives, and to maintain competitive levels of executive compensation, thus providing executives with a significant incentive to manage us from the perspective of an owner with an equity stake in our company. Because of the direct relationship between the value of restricted stock and stock options and the market price of our common stock, we believe that the practice of granting awards of restricted stock and stock options provides the Compensation Committee with an excellent method of motivating our executive officers to manage our company in a manner that is consistent with the interests of our stockholders. We also regard our equity grant program as a key retention tool, and the Compensation Committee considers retention as an important factor in setting the vesting schedule for restricted stock and stock options.
     During fiscal 2007, we did not grant any options to purchase shares of common stock to the named executive officers, but we did grant awards of restricted stock, including performance-based restricted stock, to Messrs. Hinton, Hutter and Zuiderveen in connection with their new or amended employment agreements and arrangements, which were approved in connection with our management transition and corporate reorganization. In the future, the Compensation Committee intends to review and consider the best methods for utilizing equity incentives to provide long-term equity compensation to our named executive officers, and currently expects to continue granting awards of restricted stock, rather than stock options, to the named executive officers, as well as potentially other equity-based forms of compensation, consistent with our compensation program and the factors discussed in this analysis. However, the Compensation Committee does not currently have any policy or guidelines on the type or amount of equity incentives to grant or on the allocation between restricted stock and stock options.
     With respect to our history of stock option grants, each stock option allows the executive officer to acquire shares of common stock at an exercise price per share equal to the closing sale price of the common stock on the date of grant, although in certain circumstances, the Compensation Committee may set an exercise price in excess of the closing sale price on the date of grant. All past stock option grants have been, and all future stock option grants under the proposed 2008 Plan must be, with an exercise price equal to or in excess of the closing sale price of our common stock on the date of grant. Each stock option expires after a fixed period from the date of grant, typically ten years. Each stock option becomes exercisable, either fully immediately upon grant or in installments over a period of years, historically between two and four years, contingent upon the executive officer’s continued employment with us. Accordingly, the stock option grant will provide a return to the executive officer only if the executive officer remains employed by us during the vesting period, and then only if the market price of the underlying common stock appreciates. The Compensation Committee is considering changing the terms of any future stock option awards to its executive officers to provide for a longer vesting period of between three and five years and to provide for vesting in part on the basis of performance rather than solely on the basis of continued employment, but the Compensation Committee has not adopted any policy or made any final determination as to future awards.
     In 2007, we made awards of restricted stock to Messrs. Hinton, Hutter and Zuiderveen in connection with their new employment arrangements and the negotiation of their new or amended employment agreements. We awarded 600,000 shares of restricted stock to Mr. Hinton, which was intended to cover all stock-based awards to him through 2009. We also awarded 25,000 shares of restricted stock to Mr. Hutter and 20,000 shares of restricted stock to Mr. Zuiderveen. Each of these restricted stock awards vests based upon a combination of performance and service goals as follows: one-half of the restricted shares, the service shares, vest five years after the grant date provided the executive officer remains employed with us through such date (subject to acceleration of vesting upon our change in control or termination of the officer’s employment by us without cause), and all or almost all of the other half of the restricted shares, the performance shares, vest based upon the achievement of certain performance goals relating to our financial performance over subsequent years.
     For Mr. Hinton, the performance shares vest in five equal annual installments, after the end of fiscal 2007 and our subsequent four fiscal years, based upon us achieving a performance target each year relating to improvements in income from continuing operations, excluding restructuring charges related to our 2007 management transition and corporate reorganization. The performance goal for fiscal year 2007 was equal to 90% of the lower end of the range of our consolidated net income forecast for 2007 as included in our guidance issued publicly on August 8, 2007. For fiscal year 2008 and each fiscal year thereafter, the performance goal is increased by 20% over the prior fiscal year’s performance goal. In the event that we fail to achieve the performance goal for any fiscal year, the performance restricted shares that did not vest for that fiscal year will vest in the subsequent fiscal year but only if we exceeds by 10% the performance goal for that subsequent fiscal year. In the event of a change in control, any unvested restricted shares (regardless of whether their vesting is tied to service or to performance) will immediately vest in full upon the effective date of the change in control. For Mr. Hinton, 60,000 performance shares vested based upon our fiscal 2007 financial performance. The Compensation Committee does not currently intend to grant additional stock-based awards to Mr. Hinton through at least 2009.
     For Messrs. Hutter and Zuiderveen, in addition to the service shares that vest as provided above and the 10% of the restricted shares that vested upon the grant date, the performance shares, consisting of 40% of the restricted shares, vest in four equal annual installments, commencing with respect to fiscal 2008, based upon the same performance goals in those years as for Mr. Hinton.
     Under the 2008 Plan that is subject to stockholder approval at the Annual Meeting, awards of restricted stock for all participants (including executive officers) will have a vesting period of at least three years, for service-based vesting conditions, and at least one year, for performance-based vesting conditions, except that up to 5% of shares issued under the 2008 Plan will not be subject to those vesting restrictions.
     The number of shares of common stock that we award in each grant of stock options or restricted stock is subjectively determined by the Compensation Committee primarily related to the executive officer’s anticipated contributions to our future success, the level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with us, the individual’s potential for increased responsibility and promotion over the option term and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of shares of common stock and the number of stock options already held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative stock option holdings of our executive officers. With respect to the award of restricted stock, including performance-based restricted stock, to Mr. Hinton, the Compensation Committee also considered the recommendation of Frederic W. Cook & Co., its independent compensation consultant, and to a peer group as discussed below under “—Compensation of Chief Executive Officer.”
           Practices Regarding the Grant of Stock Options and Other Equity-Based Awards
     We have adopted a policy relating to grants of equity awards, which generally formalizes our prior practices and procedures. The policy provides that all grants of stock options must have an exercise price that is no less than the fair value of our common stock on the date of grant, determined by reference to the closing sale price of our common stock on the date of grant. We do not have any program, plan or practice of awarding options and setting the exercise price based on the price of the common stock on a date other than the grant date, or of determining the exercise price of option grants by using average prices or the lowest prices of our common stock in a period preceding, surrounding or following the grant date.
     In general, under our policy, awards of stock options to executives, if made, are to be made once a year, in March after we file our Annual Report on Form 10-K that includes our audited consolidated financial statements for the previous year. In addition, we intend to grant awards of stock options to other employees twice a year, at the same time in March as grants to executives are made, and also in November after we file our third quarter Form 10-Q containing our unaudited financial statements through September 30, except in special cases. These timeframes were designed to ensure that stock grants would be made at regular, predetermined intervals and at a time when we have publicly disclosed all material information. We do not have any program, plan or practice to time the grant of stock options in anticipation of or in coordination with major announcements regarding earnings, guidance or other material non-public information. Our prior stock plan did, and our new stock plan proposed to be adopted at the Annual Meeting will, prohibit the repricing of stock options, directly or indirectly, such as through cancellations and re-grants. We also make grants to newly hired employees at other times, provided the grant occurs on or after the date they commence their employment with us. Under our policy, all grants of stock options must be made at meetings of the board of directors, which may be in person or telephonic, but not by written consent, and the grant date of the award is the date of the meeting.
     Our ability to make equity grants of any nature to our executive officers in the future depends upon our stockholders approving a new stock plan, the 2008 Plan, because our prior stock plan, the 1998 Plan, is virtually out of shares available for grant and no further shares can be issued under that plan after June 12, 2008. See “Proposal No. 2—Approval of PowerSecure International, Inc. 2008 Stock Incentive Plan.”
           Perquisites and Other General Benefits
     We do not provide significant perquisites or personal benefits to our executive officers that are not otherwise available to all of our employees. We only provide our executive officers with personal benefits that we believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. While the Compensation Committee considers these benefits and perquisites in making compensation decisions, they do not have a material influence on these decisions because they are a relatively insignificant portion of the total compensation of the executives.

     Some of our named executive officers are provided with the use of company automobiles intended primarily for business use, or a car allowance in lieu of such use, and in 2007 we paid for the parking of our named executive officers who worked out of our Denver offices. In addition, we paid for country club memberships for some of our named executive officers in 2007, because we believe club memberships provide an opportunity to build business and community relationships while promoting a healthy lifestyle. We do not own, lease, maintain or otherwise use any corporate aircraft, and our executives exclusively use commercial airlines for all air travel. We do not provide pension arrangements, post-retirement health coverage, or similar benefits to either our executives or our other employees. Our executive officers are also eligible to participate in medical plans, life insurance, disability and 401(k) benefit plans and programs generally available to employees on the same terms as all our employees. Periodically, our named executive officers attend company-related activities, such as sporting events or out-of town business meetings, in which we incur travel and other event-related expenses.
     The incremental cost of providing perquisites to our named executive officers is set forth in a separate table that is included in a footnote to the column entitled “All Other Compensation” in the Summary Compensation Table.
           Retirement Benefits
     Other than the severance and change in control arrangements set forth in specific written employment agreements with some of our named executive officers and the participation and matching contributions under our tax-qualified 401(k) plan, our named executive officers do not receive any deferred compensation or other retirement benefits from us, and we do not maintain any retirement or pension plans. Information regarding these severance and change in control arrangements for the named executive officers are discussed below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”
           2007 Management Transition, Corporate Reorganization and Agreements with Named Executive Officers
     During 2007, the Compensation Committee was authorized by our board of directors to serve as its management transition committee in connection with the transition of our management, resulting in a new Chief Executive Officer and a new Chief Financial Officer (as well as an interim Chief Financial Officer), as well as our corporate reorganization, resulting in our moving our principal executive offices from Denver, Colorado to Wake Forest, North Carolina. As a result, during 2007, upon the recommendation of the Compensation Committee and the approval of our board of directors, we entered into new or amended agreements pertaining to compensation arrangements with almost all of our named executive officers relating to their employment, for our named executive officers continuing with us, or relating to the termination of their employment, for our named executive officers whose employment terminated in connection with the management transition and corporate reorganization.
     Named Executive Officers Whose Employment Terminated in 2007. On April 16, 2007, W. Phillip Marcum retired from his employment with us and resigned from his positions as our President and Chief Executive Officer, and A. Bradley Gabbard retired from his employment with us and resigned from his positions as our Executive Vice President and Chief Financial Officer. We had previously entered into employment agreements with Messrs. Marcum and Gabbard, and in connection with their retirement and termination of employment, we entered into separation agreements and releases with them, which generally conformed to and were consistent with the provisions addressing their post-employment compensation arrangements in their employment agreements.
     On April 30, 2007, in connection with the transition and reorganization, Daniel J. Packard, retired from his employment with us and resigned from his positions as the President and Chief Executive Officer of WaterSecure Holdings, Inc. (f.k.a. Marcum Gas Transmission, Inc.). On May 21, 2007, Mr. Packard entered into a separation agreement and release with us, which addressed his post-employment compensation arrangements. On March 31, 2008, in connection with the sale of Metretek Florida, Joseph L. Harley Jr. retired from his employment with and resigned from his positions as the President and Chief Executive Officer of Metretek Florida. We did not enter into an employment agreement or a change in control agreement with either Mr. Packard or Mr. Harley.
     Named Executive Officers Whose Employment Commenced or Continued in 2007. On April 16, 2007, the board of directors appointed Sidney Hinton, who had served as the President and Chief Executive Officer of our PowerSecure subsidiary since it was incorporated, to the additional positions of our President and Chief Executive Officer. Based in part upon the recommendations of Frederic W. Cook & Co. and the peer company analysis discussed below under “—Compensation of Chief Executive Officer,” we entered into a new employment agreement with Mr. Hinton on August 15, 2007 commensurate with his new position, authority and duties.

     On April 16, 2007, our board appointed Gary J. Zuiderveen, who had previously served as our Vice President, Controller and Principal Accounting Officer, to the additional position of our Chief Financial Officer on an interim basis. In connection with that appointment, we entered into an employment agreement with Mr. Zuiderveen in April 2007, which we modified in December 2007 when the new Chief Financial Officer was hired, at which time we appointed Mr. Zuiderveen to the additional office of Vice President of Public Reporting, in addition to his continuing offices as our Controller and Principal Accounting Officer.
     In April 2007 we also entered into an amended and restated employment agreement with John D. Bernard, the President and Chief Executive Officer of Southern Flow.
     In December 2007, we hired Christopher T. Hutter as our Vice President and Chief Financial Officer, and in connection with that hiring we entered into an employment agreement with Mr. Hutter.
     In establishing the employment compensation arrangements for Mr. Hinton, the Compensation Committee applied the criteria discussed above and we also utilized the services and considered the recommendation of and the information provided by Frederic W. Cook & Co. In establishing the compensation arrangements for Messrs. Hutter, Zuiderveen and Bernard, the Compensation Committee also applied the criteria discussed above but we did not utilize the services or obtain the recommendation of Frederic W. Cook & Co. In general, the Compensation Committee attempted to establish base salaries, bonuses, perquisites and severance arrangements for each of these four continuing named executive officers in approximate proportion to their relative positions, duties and authority within our company, but on a subjective basis based upon the factors above without applying any strict or specific mathematical or other formula. In the case of each employment agreement, the terms of these arrangements were set though the course of arms-length negotiations with each of the named executive officers.
     The employment agreements include change in control agreements and provisions providing for compensation after the termination of employment, but we have not entered into separate change in control agreements with any of our executives. Other than as specified in this section, we have not entered into any other employment or change in control agreements with any other named executive officers. Each of these employment agreements provides for certain payments and other benefits if the executive’s employment terminates under certain circumstances, including in the event of a “change in control.” The Compensation Committee believes that these severance and change in control arrangements are an important part of overall compensation for our named executive officers because they help to secure the continued employment and dedication of our executives, despite any concern that they might have regarding their own continued employment prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. In addition, the Compensation Committee believes these agreements will help assure us that we will have the continued dedication, undivided loyalty, objective advice and counsel and committed high level of performance from these named executive officers in the event of a proposed transaction, or the threat of a transaction, which could result in our change in control.
     A summary and discussion of these separation agreements and employment agreements is contained below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”
           Compensation of Chief Executive Officer
     In connection with the management reorganization and corporate reorganization, Mr. Marcum, our former Chief Executive Officer, resigned and retired in April 2007 and our board appointed Mr. Hinton to serve as our new Chief Executive Officer. In connection with that appointment, we entered into a new employment agreement with Mr. Hinton establishing his employment compensation as our Chief Executive Officer, including an increase in his base salary, a continuation of his annual bonus arrangement relating to the adjusted cash flow of our PowerSecure subsidiary, an award of restricted stock, an increased severance arrangement and other perquisites, as described below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.” In entering into this new employment agreement with Mr. Hinton and establishing his new employment arrangements, the Compensation Committee considered the recommendations of Frederic W. Cook & Co. as its independent compensation consultant. In addition, in order to determine the appropriate level of compensation for Mr. Hinton, the Compensation Committee compared the key elements of his compensation against a peer group of 18 publicly-traded alternative energy companies, using the most recent public information available regarding the total compensation package for the chief executive officer, including base salary, annual incentives, long-term incentives, and perquisites. We believe this peer group represents the types of companies with which we compete for highly talented executives and for stockholder investment. The companies comprising that peer group were the following:
American Superconductor Corporation
Badger Meter, Inc.
Ballard Power Systems Inc.
C&D Technologies, Inc.
Comverge, Inc.
Distributed Energy Systems Corp.
Energy Conversion Devices, Inc.
EnerNOC, Inc.
Environmental Power Corporation
Esco Technologies Inc.
Evergreen Solar, Inc.
Flow International Corporation
Fuelcell Energy, Inc.
Itron, Inc.
Maxwell Technologies, Inc.
Ormat Technologies, Inc.
Powell Industries, Inc.
Ultralife Batteries, Inc.
     In establishing the new compensation arrangements of Mr. Hinton as our new Chief Executive Officer, in addition to comparative market data and the recommendation of our compensation consultant, the Compensation Committee took into consideration Mr. Hinton’s prior compensation arrangements with our PowerSecure subsidiary and the various factors discussed above under “—Components of Executive Compensation.”
           Limitations on Tax Deductibility of Executive Compensation Under Section 162(m)
     From time to time we review and consider the tax and accounting laws, rules and regulations that may affect our compensation programs. However, the tax and accounting treatment of compensation has not been a significant factor in determining the amounts and types of compensation for our executive officers.
     Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the four other most highly compensated executive officers. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the event that the Compensation Committee considers approving salary or bonus compensation in the future that could exceed the $1 million deductibility threshold, it will consider what actions, if any, should be taken to make such compensation deductible. From time to time, certain compensation that the Compensation Committee may approve may not meet the requirements of Section 162(m) and, therefore, amounts in excess of $1 million paid under that plan may not be deductible by us. The board of directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate.
     In the event that the Compensation Committee considers approving salary or bonus compensation in the future that could exceed the $1 million deductibility threshold, it will consider what actions, if any, should be taken to make such compensation deductible. The board of directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate.
     While payments to Messrs. Marcum, Gabbard and Hinton exceeded $1 million for fiscal 2007, the provisions of Section 162(m) did not disallow any tax deduction with respect to those excess amounts. The compensation subject to the $1 million threshold does not include remuneration paid under a written contract that was entered into on or prior to, and remained in effect on, February 17, 1993, such as the incentive compensation component of the payments to Messrs. Marcum and Gabbard that had been under a written contract since 1991, or performance-based compensation, such as the bonus paid to Mr. Hinton based on the performance of our PowerSecure subsidiary.

           Recovery of Incentive Compensation in the Event of Financial Restatement
     Our Compensation Committee has not considered whether it would adjust or attempt to recover incentive compensation paid to any or all of our executive officers if the performance objectives upon which such compensation were based were to be restated or otherwise adjusted in a manner that would have the effect of reducing the amounts of compensation payable or paid. However, the Compensation Committee would consider any such event when making future compensation decisions for executive officers who continued to be employed by us. In addition, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to any material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation he or they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realized from the sale of securities during this 12-month period.
           Stock Ownership Guidelines
     We have always strongly encouraged our officers and directors to maintain a significant equity stake in our company and to align their interests with those of our stockholders, and in general they have done so. In 2008, we adopted stock ownership guidelines that specify minimum stock ownership levels for our executive officers and directors. Our board believes that ownership by our executive officers and directors of a meaningful financial stake in our company serves to more closely align their interests with the interests of our stockholders.
     We have adopted a stock ownership guideline for our Chief Executive Officer of three times his base salary, meaning ownership of shares of our common stock with a value equal to three times his base salary. The stock ownership guideline for all our other executive officers and employees who report directly to our Chief Executive Officer is one times base salary. We have also adopted a stock ownership guideline for our directors of three times their annual retainer. Our officers and directors have five years, beginning either on February 2008 or on the date they become subject to these guidelines, to achieve their applicable ownership requirements. Beginning in five years, the guidelines will be tested as of each year-end, and until then the Compensation Committee will monitor the progress of our officers and directors in reaching those guidelines. Shares counted towards achievement of these ownership guidelines include shares owned by the officer or director, plus restricted shares subject to vesting based upon time or service-based conditions. Unvested stock options and restricted shares subject to performance-based vesting conditions will not count towards achievement of the guidelines. The value of shares owned is determined by utilizing the closing sale price of our common stock on the date of determination.
     We have adopted policies regarding hedging the economic risk of common stock ownership. Officers and directors subject to our insider trading policy are discouraged from engaging in any short-term or speculative transactions regarding our common stock and from holding our common stock in a margin account or pledging our shares in a loan. In addition, our directors and executive officers are not permitted to purchase and sell, or sell and purchase, our common stock within any six month period, or to make any short sales of our common stock.
     Compensation Committee Report
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in this proxy statement.

Compensation Committee John A. (Andy) Miller, Chairman Anthony D. Pell Kevin P. Collins

     Summary Compensation
     The following table contains information relating to the total compensation earned for services rendered to us in all capacities by (i) each person who served as our Chief Executive Officer or as our Chief Financial Officer during 2007, (ii) our three other most highly compensated executive officers during fiscal 2007 who were serving as executive officers at the end of fiscal 2007, and (iii) one additional executive officer whose employment ended during fiscal 2007. We refer to these persons as our named executive officers.
Summary Compensation Table

						Non-Equity
						Incentive Plan	All Other
				Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Awards($)(2)	Awards($)(3)	($)(4)	($)(5)	Total ($)

Sidney Hinton (6)	2007	438,462	0	1,048,900	0	654,782	57,507	2,199,651
President and	2006	312,981	0	11,000	0	806,000	29,316	1,159,297
Chief Executive Officer

Christopher T. Hutter (7)	2007	5,288	0	39,271	0	0	0	44,549
Vice President and Chief Financial Officer

Gary J. Zuiderveen (8)	2007	166,250	33,750	31,417	7,367	0	10,409	249,193
Vice President of Financial Reporting, Controller and Principal Accounting Officer

John D. Bernard	2007	189,232	50,000	0	0	0	11,244	250,476
President and CEO,	2006	169,231	50,000	0	5,663	0	10,739	235,633
Southern Flow

Joseph L. Harley, Jr. (9)	2007	128,750	0	0	0	51,475	20,338	200,563
Former President and CEO, Metretek Florida

W. Phillip Marcum (10)	2007	137,192	0	0	0	0	7,676,270	7,813,462
Former Chairman of the Board,	2006	373,077	0	36,666	6,963	647,995	43,819	1,108,520
President and CEO

A. Bradley Gabbard (11)	2007	89,808	0	0	8,840	0	5,253,374	5,352,022
Former Executive Vice	2006	243,270	0	18,334	12,321	452,905	32,383	759,213
President and Chief Financial Officer

Daniel J. Packard (12)	2007	58,692	0	0	7,366	0	123,252	189,310
Former President and CEO,	2006	149,308	60,000	0	8,478	0	7,395	225,181
WaterSecure

(1)	The amounts in this column reflect discretionary bonuses awarded by the Compensation Committee.

(2)	We granted restricted stock awards to Messrs. Hinton, Hutter and Zuiderveen in 2007 but did not grant any restricted stock awards to the named executive officers in 2006. The amounts in this column for 2007 reflect the dollar amounts of compensation expense recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123(R), for the fair value of stock awards granted during fiscal 2007. The amounts in this column for 2006 reflect the dollar amounts of compensation expense recognized for financial statement reporting purposes for fiscal 2006, in accordance with FAS 123(R), for the fair value of stock awards granted prior to 2006. Compensation expense is calculated based on the grant date fair value of the stock award based on the closing sale price of our common stock on the date of grant.

(3)	We did not grant any stock options to the named executive officers during 2007 or 2006. The amounts in this column reflect the dollar amounts of compensation expense recognized for financial statement reporting purposes for fiscal 2007 and fiscal

2006, as applicable, in accordance with FAS 123(R), for the fair value of options granted prior to 2006. Compensation expense is calculated based on the grant date fair value of the stock option awards, using the assumptions included in note 13, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2007 included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008, excluding the impact of estimated forfeitures related to service-based vesting conditions.

(4)	The amounts in this column reflect cash payments to Mr. Hinton under his employment agreement tied to the cash flow from operations of our PowerSecure subsidiary in fiscal 2007 and fiscal 2006, cash payments to Mr. Harley related to the revenues of Metretek Florida from equipment sales in fiscal 2007 and cash payments to Messrs. Marcum and Gabbard under our management incentive plan for 2006 for the achievement of certain metrics related to our adjusted operating income.

(5)	The amounts in this column include the amounts we paid to or accrued on behalf of the named executive officers in fiscal 2007 related to the following:

			Long-Term
	401(k)	Group	Disability	Health		Employment
	Matching	Term Life Insurance	Insurance	Insurance		Termination
Name	Contributions($)	Premiums($)	Premiums($)	Premiums($)	Perquisites($)(a)	Benefits($)(b)

Sidney Hinton	6,750	6,085	5,552	8,347	30,773	0
Christopher T. Hutter	0	0	0	0	0	0
Gary J. Zuiderveen	6,487	400	292	2,790	440	0
John D. Bernard	6,750	683	285	2,821	705	0
Joseph L. Harley, Jr.	5,403	552	528	6,992	6,864	0
W. Phillip Marcum	6,750	609	99	1,888	6,063	7,660,861
A. Bradley Gabbard	6,750	212	99	916	8,666	5,236,731
Daniel J. Packard	0	643	121	1,888	600	120,000

(a)	The perquisites for Mr. Hinton are the gross amounts of a country club membership and dues ($17,855) and lease payments on a company-owned automobile ($12,918).

(b)	Represents the total amount of benefits and payments that we accrued in 2007 related to the retirement and termination of employment of Messrs. Marcum, Gabbard and Packard, the terms of which are described below in “— Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”

(6)	Mr. Hinton was appointed as our President and Chief Executive Officer, in addition to his positions as President and Chief Executive Officer of our PowerSecure subsidiary, on April 16, 2007.

(7)	Mr. Hutter was appointed as our Vice President and Chief Financial Officer upon joining us on December 10, 2007.

(8)	Mr. Zuiderveen served as our Chief Financial Officer from April 16, 2007 until December 10, 2007, and also served as our Vice President throughout 2007.

(9)	Mr. Harley served as the President and Chief Executive Officer of Metretek Florida from January 1, 2007 until we sold substantially all of its assets and business on March 31, 2008.

(10)	Mr. Marcum retired from his positions as our President and Chief Executive Officer on April 16, 2007, and from his position as our Chairman of the Board on June 11, 2007.

(11)	Mr. Gabbard retired from his positions as our Executive Vice President and Chief Financial Officer on April 16, 2007.

(12)	Mr. Packard resigned from his position as President and Chief Executive Officer of WaterSecure on April 30, 2007.

Grants of Plan-Based Awards in Fiscal 2007
     The following table contains information regarding plan-based awards and other stock awards granted to our named executive officers in 2007. We did not grant any stock options to our named executive officers during fiscal 2007.
Grants of Plan-Based Awards

		Estimated Future Payouts			All Other Stock
		Under Non-Equity Incentive			Awards: Number of	Grant Date Fair
		Plan Awards			Shares of Stock or	Value of Stock and
	Grant	Threshold	Target	Maximum	Units	Option Awards
Name	Date	($)	($)	($)	(#)(1)	(#)(2)
Sidney Hinton (3)	N/A	—	806,000	—	—	—
	8-15-07	—	—	—	600,000	7,404,000
Christopher T. Hutter	12-10-07	—	—	—	25,000	362,500
Gary J. Zuiderveen (4)	12-10-07	—	—	—	20,000	290,000
John D. Bernard (4)	—	—	—	—	—	—
Joseph L. Harley, Jr. (3)	3-20-07	—	21,153	—	—	—
W. Phillip Marcum	—	—	—	—	—	—
A. Bradley Gabbard	—	—	—	—	—	—
Daniel J. Packard	—	—	—	—	—	—

(1)	Represents the number of shares of restricted stock awarded to each named executive officer. The material terms of these restricted stock awards, including their vesting conditions, are described above under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation.”

(2)	Represents the full grant date fair value of each award of shares of restricted stock, computed in accordance with FAS 123(R), based on the closing sale price of our common stock on the date of grant. The award to Mr. Hinton is intended to cover all stock-based awards to him through 2009.

(3)	Under his employment agreement, Mr. Hinton was entitled to receive incentive compensation equal to 7% of the adjusted cash flow from operations of our PowerSecure subsidiary in fiscal 2007. Under the arrangement established by the Compensation Committee, Mr. Harley was entitled to receive incentive compensation equal to 1% of Metretek Florida’s equipment sales, up to $3.6 million, and 2% of Metretek Florida’s equipment sales over that amount. In accordance with SEC rules, the target amount in this table for Messrs. Hinton and Harley is the amount of payout that Messrs. Hinton and Harley would have received for fiscal 2007 if our PowerSecure subsidiary and if Metretek Florida, respectively, each matched its fiscal 2006 performance. The actual amount of incentive payments earned by Messrs. Hinton and Harley is reported under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The restricted stock award to Mr. Hinton was intended by the Compensation Committee to cover all stock-based awards to him through 2009.

(4)	Because the cash payments paid to Messrs. Zuiderveen and Bernard were entirely within the discretion of the Compensation Committee and were not established until after the end of fiscal 2007, the amount of such payments are not included in this table but are included under the column entitled “Bonuses” in the Summary Compensation Table.

Outstanding Equity Awards at 2007 Fiscal Year-End
     The following table contains information regarding the outstanding equity awards, including stock options and unvested restricted stock, held by our named executive officers as of December 31, 2007.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of Shares	Market Value of
	Underlying	Underlying	Option		or Units of Stock	Shares or Units of
	Unexercised	Unexercised	Exercise	Option	That Have	Stock That
	Options (#)	Options (#)	Price	Expiration	Not Vested	Have Not
Name	Exercisable	Unexercisable	($)	Date(1)	(#)(2)	Vested ($)(3)

Sidney Hinton	20,000	—	6.88	6/15/10	—	—
	125,000	—	1.50	6/19/11	—	—
	25,000	—	4.22	9/26/15	—	—
	25,000	—	6.65	12/05/15	—	—
	—	—	—	—	600,000	8,100,000

Christopher T. Hutter	—	—	—	—	22,500	303,750

Gary J. Zuiderveen	20,000	—	1.50	7/27/11	—	—
	25,000	—	3.06	2/04/15	—	—
	10,000	—	6.65	12/05/15	—	—
	—	—	—	—	18,000	243,000

John D. Bernard	1,875	—	2.00	4/09/08	—	—
	3,334	—	4.63	9/07/09	—	—
	11,000	—	1.50	6/09/13	—	—
	25,000	—	3.06	9/23/14	—	—
	25,000	—	4.22	9/26/15	—	—
	25,000	—	6.65	12/05/15	—	—

Joseph L. Harley, Jr.	938	—	2.00	4/09/08	—	—
	3,000	—	4.63	9/07/09	—	—
	3,000	—	5.63	9/20/09	—	—
	5,000	—	6.50	6/16/10	—	—
	15,000	—	3.55	3/25/14	—	—

W. Phillip Marcum	200,000	—	1.50	6/19/11	—	—
	50,000	—	3.06	7/14/14	—	—
	100,000	—	6.65	12/05/15	—	—

A. Bradley Gabbard	65,000	—	1.50	6/19/11	—	—

Daniel J. Packard	24,000	—	4.63	9/07/09	—	—
	5,000	—	3.55	3/25/14	—	—

(1)	The right to exercise these stock options terminates the earlier of the Option Exercise Date listed in this column, 90 days after the termination of their service to us including service as an employee, director or consultant or one year after the date of their death or permanent disability.

(2)	Represents the number of shares of restricted stock awarded to each named executive officer that remained unvested as of December 31, 2007. Subsequent thereto, 60,000 shares of restricted stock awarded to Mr. Hinton vested because our fiscal 2007 financial performance satisfied the performance goal applicable to those shares. The material terms of these restricted stock awards, including their vesting conditions, are described above under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation.”

(3)	The amounts in this column were computed by multiplying the number of shares of restricted stock that had not vested as of December 31, 2007 by the fair market value of the shares as of such date, based upon $13.50, the closing sale price of our common stock on such date, as reported on The NASDAQ Stock Market.
Stock Option Exercises and Stock Awards Vested in Fiscal 2007
     The following table contains information regarding the exercise of stock options by, and the vesting of restricted stock held by, the named executive officers in 2007.
Option Exercises and Stock Vested

	Option Awards		Stock Awards(1)
	Number of	Value	Number of
	Shares	Realized on	Shares	Value
	Acquired on	Exercise	Acquired on	Realized on
Name	Exercise (#)	($)(2)	Vesting (#)	Vesting ($)(3)
Sidney Hinton	—	—	5,000	61,600
Christopher T. Hutter	—	—	2,500	36,250
Gary J. Zuiderveen	4,000	39,640	2,000	29,000
John D. Bernard	—	—	—	—
Joseph L. Harley, Jr.	—	—	—	—
W. Phillip Marcum	50,000	437,500	16,666	205,325
A. Bradley Gabbard	227,500	2,752,688	8,333	102,663
Daniel J. Packard	10,000	115,515	—	—

(1)	For Messrs. Hutter and Zuiderveen, the amounts in these columns reflect shares of restricted stock awarded on December 10, 2007 in connection with their new employment arrangements that vested on that date. Although Mr. Hinton also received an award of restricted stock on that date, none of his shares of restricted stock had vested during 2007. The material terms of these restricted stock awards, including their vesting conditions, are described above under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation.” For Messrs. Hinton, Marcum and Gabbard, the amounts in these columns reflect shares of restricted stock awarded on July 15, 2004, which vested in three equal installments with the final installment vesting on January 1, 2007.

(2)	Based upon the difference between the fair market value of our common stock on the date of exercise, which was equal to the closing sale price of our common stock on such date, and the exercise price of the stock option.

(3)	Based upon the fair market value of our common stock on the date these shares of restricted stock vested, which was equal to the closing sale price of our common stock as reported on our principal stock exchange on such date. Because these shares of restricted stock for Messrs. Hinton, Marcum and Gabbard vested on January 1, 2007, which was a holiday, the fair market value of our common stock is based upon the closing sale price of our common stock on December 29, 2006, which was the last trading day before the stock vested.

Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control
     Pension Benefits
     We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) defined contribution plan. In each plan year, we contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $6,750. All of our named executive officers (except Mr. Hutter who joined us in December 2007) participated in our 401(k) plan during fiscal 2007 and received matching contributions as set forth in the Summary Compensation Table.
     Non-Qualified Deferred Compensation
     We do not provide any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation committee determines that doing so is in our best interests.
     Separation and Termination Agreements
     W. Phillip Marcum and A. Bradley Gabbard. On April 16, 2007, we entered into separation agreements and releases with Mr. Marcum and with Mr. Gabbard in connection with their retirements. Each separation agreement outlined the terms and conditions of the former executive’s termination of employment, including but not limited to post-employment compensation, which generally conformed to the provisions of his employment agreement, as last amended and restated on March 30, 2006. The separation agreements were approved by the Compensation Committee.
     Under these separation agreements:
•	We agreed to pay Messrs. Marcum and Gabbard severance payments, for a period of three years for Mr. Marcum and two years for Mr. Gabbard, on regular payroll dates in the aggregate amounts of $2,810,990, for Mr. Marcum, and $1,310,540 for Mr. Gabbard, which amounts are equal to the sum of (i) their base salaries on the date of termination, plus (ii) one-third of their average annual bonuses and annual incentive compensation in 2005, 2006 and 2007 (making the assumption the 2007 amount would have equaled the 2006 amount). The severance payments are payable as follows: $468,498 plus interest thereon of $11,712 to Mr. Marcum, and $327,635 plus interest thereon of $8,191 to Mr. Gabbard, were paid on October 18, 2007, the initial payment date, and the remainder are payable in equal installments over the severance period on our regular payroll dates. These severance payments were required by, and were established in accordance with, the employment agreements of Messrs. Marcum and Gabbard, except that because the formula in those employment agreements permitted Messrs. Marcum and Gabbard to use the last three years of bonuses either before or including the year of termination, the Compensation Committee decided to apply their 2006 bonus amounts to 2007 for computation purposes instead of establishing a new 2007 bonus arrangement.

•	We also agreed to pay to Messrs. Marcum and Gabbard the “incentive compensation” (as such term is defined in their employment agreements) payments required by their employment agreements in an aggregate amount of $4,400,000 to Mr. Marcum and $3,600,000 to Mr. Gabbard as follows: (i) we paid $3,382,500 to Mr. Marcum and $2,767,500 to Mr. Gabbard (which amounts include interest at the simple rate of 5% per annum) on the initial payment date, and (ii) we will pay the remaining $1,100,000 to Mr. Marcum and the remaining $900,000 to Mr. Gabbard on June 15, 2008, plus interest at the simple rate of 5% per annum.

These incentive compensation payments are required under the employment agreements of Messrs. Marcum and Gabbard and were intended, when originally created in 1991, to provide incentives for Messrs. Marcum and Gabbard to align their interests with the interests of stockholders and to enhance stockholder value. The formula for these payments was 10% of the excess of the fair market value of our common stock upon termination over $10.08, which was the initial public offering price attributable to our common stock, as adjusted for the 1998 1-for-4 reverse stock split, multiplied by the number of common stock equivalents outstanding. Only Messrs. Marcum and Gabbard were entitled to payments under the incentive compensation fund, which was triggered by their termination of employment.

The Compensation Committee set $15.00 as the fair market value of the common stock for purposes of determining the incentive compensation payable to Messrs. Marcum and Gabbard under their employment agreements. In establishing the fair market value of the common stock, the Compensation Committee received and relied upon a written opinion by Harris Williams & Co., dated April 16, 2007, to the Compensation Committee to the effect that, as of such date, based upon and subject to the assumptions made, matters considered and limits on review set forth in the Harris Williams opinion, the Compensation Committee’s determination, in connection with its administration of the incentive compensation fund, that the fair market value of our common stock was within the range of $14.00 to $16.00 per share represented a fair approximation of the fair market value of our common stock. Based on this opinion, the Compensation Committee set $15.00 per share, which was the midpoint of the valuation range opined upon in the Harris Williams opinion, as the fair market value of our common stock. The closing sale price of our common stock exceeded that level subsequently during the year. The Compensation Committee then rounded the resulting incentive compensation amount down to the nearest million dollars ($8 million) and allocated it between Messrs. Marcum and Gabbard based on the same factors that the Compensation Committee uses in determining bonuses, as described above under “—Compensation Discussion and Analysis—Components of Executive Compensation.”

•	Messrs. Marcum and Gabbard entered into consulting agreements with us, under which they have agreed to provide their consulting services to us, as requested, for up to 25 hours per month, cumulative up to 50 hours in one month, for a total gross consulting fee of $8,000 per month for Mr. Marcum and $7,500 for Mr. Gabbard. The consulting period is three years for Mr. Marcum and two years for Mr. Gabbard.

•	In the event that there is a “change in control” of our company, as such term is defined in Section 409A of the Code, then any severance payments, installments of incentive compensation or consulting fees that were then unpaid will become due and payable in full on the later of the initial payment date or the date of such change in control.

•	In the event we, for any reason, fail to make any payment due to Mr. Marcum or Mr. Gabbard under the separation agreements within 10 business days of the date it is due, including, without limitation, amounts to be paid out of the escrow account, then the rate of interest on such payment will increase to 18% per annum commencing on the due date of that installment and continuing at such rate until actual payment of such installment, and we will also pay a late fee in the amount of 5% of that installment.
     Daniel J. Packard. On April 30, 2007, the employment of Daniel J. Packard, who had served as the President and Chief Executive Officer of WaterSecure, terminated. We had not entered into an employment agreement with Mr. Packard. On May 21, 2007, in connection with his termination of employment, Mr. Packard entered into a termination agreement and release with us that sets forth the terms and conditions of the termination of his employment, including but not limited to his severance arrangements. Under that termination agreement, we paid Mr. Packard severance payments totaling $72,000. We also entered into a consulting agreement with Mr. Packard, pursuant to which he agreed to provide his consulting services to us for a period of nine months, as requested, for a consulting fee of $5,333 per month.
     Employment Agreements
     Sidney Hinton. On August 15, 2007, we entered into an employment and non-competition with Sidney Hinton, which replaced and superseded Mr. Hinton’s previous employment agreement, dated as of November 1, 2005, with our PowerSecure subsidiary. The employment agreement sets forth the terms and conditions of Mr. Hinton’s employment as our President and Chief Executive Officer, offices to which he was elected on April 16, 2007, and as the President and Chief Executive Officer of our PowerSecure subsidiary, offices which he has held since our PowerSecure subsidiary’s incorporation in 2000. The employment agreement was approved by our board of directors upon the recommendation of the Compensation Committee.
     The key terms of Mr. Hinton’s employment agreement are as follows:
•	The term of Mr. Hinton’s employment with us will continue until August 15, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hinton gives 30 days prior written notice of termination.

•	Mr. Hinton’s base salary was increased to $485,000 per year, subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Hinton continues to be entitled to an annual bonus equal to 7% of our PowerSecure subsidiary’s cash flow from operations, as he was under his previous employment agreement with our PowerSecure subsidiary, provided that our PowerSecure subsidiary achieves at least 50% of its forecasted cash flow, based on its budget used by us in publicly issuing our guidance for 2007 on August 8, 2007.

•	Mr. Hinton was granted 600,000 shares of restricted stock, pursuant to a restricted stock agreement, that vest as follows:
•	A total of 300,000 shares vest in their entirety on August 15, 2012, five years after the grant date, provided Mr. Hinton remains employed with us on such date.

•	The other 300,000 shares vest in five equal annual installments after the end of fiscal 2007 and the subsequent four fiscal years, based on us achieving a performance target each year relating to our income from continuing operations, excluding restructuring charges related to our management transition and corporate reorganization in 2007. A total of 60,000 of these restricted shares vested in March 2008 because the fiscal 2007 performance goal was achieved.
•	We purchased a $5 million term life insurance policy for the sole benefit of Mr. Hinton’s beneficiaries.

•	Mr. Hinton is entitled to receive a company vehicle, one country club membership and all other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hinton is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including but not limited to a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hinton is prohibited from competing with our business for a period of three years after the termination of his employment by us without cause or by Mr. Hinton for good reason, and for a period of one year after the termination of his employment by Mr. Hinton without good reason. The employment agreement also contains certain restrictions on Mr. Hinton’s use of confidential information and use of inventions and other intellectual property.

•	After retirement, assuming Mr. Hinton’s employment with us continues through August 15, 2012, Mr. Hinton will receive monthly annuity payments equal to $2,000 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 58, provided Mr. Hinton may begin taking reduced annuity payments, beginning at age 53, at a 5% per year discount. We purchased an annuity policy from a third party to satisfy these obligations.
     Christopher T. Hutter. On December 10, 2007, we entered into an employment and non-competition agreement with Christopher T. Hutter, who on that date joined our company and was appointed as our Vice President and Chief Financial Officer. Mr. Hutter’s employment agreement sets forth the terms and conditions of Mr. Hutter’s employment with us. The employment agreement was approved by the board of directors upon the recommendation of the Compensation Committee.
     The key terms of Mr. Hutter’s employment agreement are as follows:
•	The term of Hutter’s employment with us will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hutter gives 90 days prior written notice of termination.

•	Mr. Hutter’s base salary was initially set at $275,000 per year, subject to annual upward adjustments at the discretion of the board (through the Compensation Committee).

•	Mr. Hutter will be eligible to receive a bonus in a target amount of 35% of his base salary, as from time to time in effect, for excellent service, based upon the achievement of such performance goals as shall be established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Hutter was granted 25,000 shares of restricted stock, pursuant to a restricted stock agreement, that vest as follows:
•	2,500 restricted shares vested on the date of grant.

•	An additional 12,500 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Hutter remains employed with us on such date.

•	The remaining 10,000 shares vest in four equal annual installments, after the end of fiscal 2008 and the subsequent three fiscal years, based on our achieving a performance target each year relating to our income from continuing operations, which are the same targets set for restricted shares that were granted to Hinton in August 2007.
•	Mr. Hutter is entitled to receive a company vehicle, reimbursement of relocation costs and other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	Mr. Hutter is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including but not limited to a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Hutter is prohibited from competing with our business for a period of two years after the termination of his employment, if he receives a full severance package, or for a period of one year otherwise. Mr. Hutter’s employment agreement also contains certain restrictions on Mr. Hutter’s use of confidential information and use of inventions and other intellectual property.
     Gary J. Zuiderveen. In April 2007, we entered into an employment and non-competition agreement with Gary J. Zuiderveen, who was then our Vice President, interim Chief Financial Officer, Principal Accounting Officer and Controller. That employment agreement provided for a two year employment term and established Mr. Zuiderveen’s base salary and severance arrangements at that time.
     On December 10, 2007, in connection with the transition of the Chief Financial Officer position to Mr. Hutter, the board appointed Mr. Zuiderveen to serve as our Vice President of Financial Reporting, Controller, Principal Accounting Officer, Assistant Treasurer and Secretary. In connection with that appointment, the board of directors, upon recommendation of the Compensation Committee, adopted amendments to Mr. Zuiderveen’s employment agreement. The key terms of Mr. Zuiderveen’s employment agreement, as so amended, are as follows:
•	The term of Mr. Zuiderveen’s employment with us will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Zuiderveen gives 90 days prior written notice of termination.

•	Mr. Zuiderveen’s base salary was increased to $195,000 per year, subject to annual upward adjustments at the discretion of the Board (through the Compensation Committee).

•	Mr. Zuiderveen shall be eligible to receive a bonus in a target amount of 25% of his base salary, as from time to time in effect, for excellent service, based upon the achievement of such performance goals as are established annually by the Compensation Committee of the Board based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Zuiderveen was granted 20,000 shares of restricted stock, pursuant to a restricted stock agreement, that vest as follows:
•	2,000 restricted shares vested on the date of grant.

•	An additional 10,000 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Zuiderveen remains employed with us on such date.

•	The remaining 8,000 shares vest in four equal annual installments, after the end fiscal 2008 and the subsequent three fiscal years, based on our achieving a performance target each year relating to our income from continuing operations, which are the same targets set for restricted shares granted to Messrs. Hinton and Hutter.
•	Mr. Zuiderveen is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including but not limited to a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•	Mr. Zuiderveen is prohibited from competing with our business for a period of two years after the termination of his employment. Mr. Zuiderveen’s employment agreement also contains certain restrictions on Mr. Zuiderveen’s use of confidential information and use of inventions and other intellectual property.
     John D. Bernard. In April 2007, Southern Flow entered into an amended and restated employment and non-competition agreement with John D. Bernard, the President and Chief Executive Officer of Southern Flow, that extended the term of Mr. Bernard’s employment and modified Mr. Bernard’s severance arrangement as provided in his previous employment agreement. As amended and restated, Mr. Bernard’s employment agreement provides for an employment term through December 31, 2009, and is renewable for additional one-year renewal periods when the term expires, unless either Southern Flow or Mr. Bernard gives 30 days prior written notice of termination. In addition, Mr. Bernard’s severance period and the post-employment non-competition period was extended to 18 months.
     The base salary under Mr. Bernard’s employment agreement, which is subject to annual upward adjustments at the discretion of the board of directors (through the Compensation Committee), was increased to $190,000. In addition to the base salary, the employment agreement provides, among other things, for Mr. Bernard’s participation in Southern Flow bonus plans generally and for standard employee benefits.
     Under his amended and restated employment agreement, Mr. Bernard is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including but not limited to a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.” Mr. Bernard is prohibited from competing with the business of Southern Flow or its affiliates for a period 18 months, matching his severance period. The employment agreement also contains certain restrictions on Mr. Bernard’s use of confidential information and use of inventions and other intellectual property.
     Potential Payments Upon Termination or Change in Control
     The information below discusses the compensation payable to each of the named executive officers employed with us on December 31, 2007, in the event of the termination of such executive’s employment under different circumstances, such as involuntary termination without cause, voluntary termination with good reason, involuntary termination with cause, voluntary termination without good reason, termination upon or following a change in control, termination upon the expiration of the employment term without renewal, death and disability. We have entered into employment agreements with all of our named executive officers except Mr. Harley, the former President and Chief Executive Officer of Metretek Florida, whose employment with us terminated on March 31, 2008 in connection with the sale of the assets and business of Metretek Florida. These employment agreements provide for certain severance arrangements upon the termination of employment, including following a change in control. Severance arrangements for our named executive officers who have employment agreements generally operate on a double trigger basis, where the severance is payable upon or after a change in control only if the officer’s employment terminates within three years thereafter because the employee is terminated by our successor without “cause” or by employee for any reason (for Messrs. Hinton and Hutter) or for “good reason” (for Messrs. Zuiderveen and Bernard), as such terms are defined in the officer’s respective employment agreements.
     Sidney Hinton. Under Mr. Hinton’s employment agreement, which is described above under “—Employment Agreements—Sidney Hinton,” Mr. Hinton will receive certain compensation upon the termination of his employment, including upon or after a change in control of us or of our PowerSecure subsidiary.

     In the event of the termination of Mr. Hinton’s employment by us without cause or by Mr. Hinton with good reason (as those terms are defined in his employment agreement), then Mr. Hinton would be entitled to the following:
•	a severance amount equal to three times the sum of (i) his base salary in effect on the date of termination, plus (ii) the greater of (A) the average of the cash flow bonus paid to him for the prior three fiscal years, or (B) the average of the cash flow bonus awarded to him for the prior two fiscal years and the cash flow bonus that would have been awarded to Mr. Hinton for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which bonus component, in either case, will be no less than one time and no more than two times the base salary amount in (i)), payable over the 36 months after the date of termination;

•	the vesting of the entire time-based portion of his restricted stock award and of any performance shares that would have been earned assuming the performance goal is met in the year of termination;

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination benefits for a period of three years; and

•	the vesting of his right to receive monthly annuity payments, commencing at or after age 53 (but only if the termination of employment occurs after August 15, 2012, in the event of termination by him with good reason).
     In the event of the termination of Mr. Hinton’s employment, either by us or our successor without cause or by Mr. Hinton for any reason, within three years after a change in control of either us or our PowerSecure subsidiary, then Mr. Hinton would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Hinton’s employment upon his death or by us for cause, then Mr. Hinton would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hinton’s death his beneficiaries would receive the benefits of a $5 million life insurance policy.
     In the event of the termination of Mr. Hinton’s employment due to his permanent disability, by Mr. Hinton voluntarily without good reason or upon the expiration without renewal of his employment agreement, then Mr. Hinton would be entitled to receive the following:
•	one-third of the full severance amount (in other words, one times the sum of his last base salary and his average bonus over prior three years), payable over the 12 months following the date of termination;

•	the vesting of his right to receive monthly annuity payments, commencing at or after age 53, but only if the termination of employment occurs after August 15, 2012; and

•	in the event of disability, the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination benefits for a period of three years.
     Christopher T. Hutter. Under Mr. Hutter’s employment agreement, which is described above under “—Employment Agreements—Christopher T. Hutter,” Mr. Hutter will receive certain compensation upon the termination of his employment, including upon or after a change in control.
     In the event of the termination of Mr. Hutter’s employment by us without cause (as defined in his employment agreement), then Mr. Hutter would be entitled to the following:
•	a severance amount equal to two times the sum of (i) his highest base salary in effect during his employment term, plus (ii) the greater of (A) the average annual bonus paid to him for the prior three fiscal years, or (B) the average of the annual bonus paid to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which bonus component, in either case, will be limited to the base salary amount in (i)), payable over the 24 months after the date of termination;

•	the vesting of the time-based portion of his restricted stock award and of any performance shares that would have been earned assuming the performance goal is met in the year of termination; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination benefits for a period of two years.
     In the event of the termination of Mr. Hutter’s employment, either by us or our successor without cause or by Mr. Hutter for any reason, within three years after a change in control, then Mr. Hutter would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Hutter’s employment upon his death, by us for cause or by Mr. Hutter voluntarily, then Mr. Hutter would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hutter’s death his beneficiaries would receive a prorated portion of any bonus that would have been earned by him during that year (but for his death) based on the bonus criteria for that year established by the board of directors.
     In the event of the termination of Mr. Hutter’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hutter would be entitled to receive the following:
•	one-half of the full severance amount (in other words, one times the sum of his last base salary and his average bonus over prior three years), payable over the 12 months following the date of termination; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination benefits for a period of two years, in the event of disability, or one year, in the event of the expiration of his employment agreement.
     Gary J. Zuiderveen. Under Mr. Zuiderveen’s employment agreement, which is described above under “—Employment Agreements—Gary J. Zuiderveen,” Mr. Zuiderveen will receive certain compensation upon the termination of his employment, including upon or after a change in control.
     In the event of the termination of Mr. Zuiderveen’s employment by us without cause (as defined in his employment agreement), then Mr. Zuiderveen would be entitled to the following:
•	a severance amount equal to two times the sum of (i) base salary in effect upon the termination of his employment, plus (ii) the greater of (A) the average annual bonus paid to him for the prior three fiscal years, or (B) the average of the annual bonus paid to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year, payable over the 24 months after the date of termination; and

•	the vesting of the time-based portion of his restricted stock award and of any performance shares that would have been earned assuming the performance goal is met in the year of termination.
     In the event of the termination of Mr. Zuiderveen’s employment, either by us or our successor without cause or by Mr. Zuiderveen for good reason, within three years after a change in control, then Mr. Zuiderveen would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Zuiderveen’s employment upon his death or permanent disability, by us for cause or by Mr. Zuiderveen voluntarily, then Mr. Zuiderveen would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination.

     In the event of the termination of Mr. Zuiderveen’s employment upon the expiration without renewal of his employment agreement, then Mr. Zuiderveen would be entitled to receive the severance amount, payable over the 24 months following the date of termination.
     John D. Bernard. Under Mr. Bernard’s employment agreement, which is described above under “—Employment Agreements—John D. Bernard,” Mr. Bernard will receive certain compensation upon the termination of his employment, including upon or after a change in control.
     In the event of the termination of Mr. Bernard’s employment by us without cause (as defined in his employment agreement), then Mr. Bernard would be entitled to a severance amount equal to one and one-half times the sum of (i) his base salary in effect upon termination, plus (ii) the greater of (A) the average annual bonus paid to him for the prior three fiscal years, or (B) the average of the annual bonus paid to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year, payable over the 18 months after the date of termination.
     In the event of the termination of Mr. Bernard’s employment, either by us or our successor without cause or by Mr. Bernard for good reason, within three years after a change in control, then Mr. Bernard would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, plus the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination benefits for a period of 18 months, plus all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.
     In the event of the termination of Mr. Bernard’s employment upon his death or permanent disability, by us for cause, by Mr. Bernard voluntarily or upon the expiration without renewal of his employment agreement, then Mr. Bernard would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination.
     Joseph L. Harley, Jr. Mr. Harley was not a party to any employment agreement or change in control agreement with us as of December 31, 2007. While under the terms of our 1998 Plan all unvested stock options held by him would automatically vest and become fully exercisable upon a change in control, all options held by him as of December 31, 2007 were fully vested and exercisable.
     Potential Payments Upon Termination of Employment Table. The information below shows the potential amount of compensation that would be payable to each of the named executive officers employed with us on December 31, 2007, in the event of the termination of such executive’s employment under the circumstances listed in the table. The amounts of compensation payable upon termination are estimates only and assume that such termination was effective as of December 31, 2007 and that all amounts earned through such time had been fully paid. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment from us.

Potential Payments Upon Termination of Employment Table

		Continuation		Acceleration
		of	Acceleration of	of		Total
	Severance	Employee	Restricted Stock	Stock		Termination
	Amount	Benefits (2)	Award (3)	Options (4)	Other (5)	Benefits
Name (1)	($)	($)	($)	($)	($)	($)

Sidney Hinton
• Change in Control (6)	3,131,781	59,952	8,100,000	0	2,001,000	13,292,733
• Involuntary without Cause	3,131,781	59,952	4,860,000	0	2,001,000	10,052,733
• Voluntary with Good Reason	3,131,781	59,952	0	0	0	3,191,733
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	1,043,927	59,952	0	0	0	1,103,879
• Death (7)	0	0	0	0	0	0
• Disability	1,043,927	59,952	0	0	0	1,103,879
• Expiration of Term	1,043,927	59,952	0	0	0	1,103,879

Christopher T. Hutter
• Change in Control (6)	550,000	7,000	303,750	0	0	860,750
• Involuntary without Cause	550,000	7,000	168,750	0	0	725,750
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (7)	0	0	0	0	0	0
• Disability	275,000	7,000	0	0	0	282,000
• Expiration of Term	275,000	3,500	0	0	0	278,500

Gary J. Zuiderveen
• Change in Control (6)	468,333	6,964	243,000	0	0	718,297
• Involuntary without Cause	468,333	0	135,000	0	0	603,333
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (7)	0	0	0	0	0	0
• Disability	0	0	0	0	0	0
• Expiration of Term	468,333	0	0	0	0	468,333

John D. Bernard
• Change in Control (6)	352,500	3,789	0	0	0	356,289
• Involuntary without Cause	352,500	0	0	0	0	352,500
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (7)	0	0	0	0	0	0
• Disability	0	0	0	0	0	0
• Expiration of Term	0	0	0	0	0	0

(1)	Does not include Mr. Harley, who was not a party to any employment agreement or change in control agreement with us as of December 31, 2007.

(2)	Based upon 2007 rates without giving any effect to rate and price increases. For Mr. Hutter, amounts are estimates only.

(3)	Reflects the value of restricted stock that was unvested as of December 31, 2007 that would vest upon the occurrence of the respective event of termination, based upon a value per share of $13.50, which was the sale price of our common stock on December 31, 2007.

(4)	All stock options held by the named executive officers were fully vested and exercisable as of December 31, 2007.

(5)	For Mr. Hinton, this is the value (as of December 31, 2007) of the annuity that was purchased by us to fund our annuity obligations in certain events as specified in his employment agreement.

(6)	Assuming the termination of the named executive officer’s employment within three years thereafter, as discussed above under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control—Employment Agreements.”

(7)	Does not include the proceeds of any life insurance policies funded by us and payable to the named executive officer’s beneficiaries upon death.
Equity Compensation Plan Information
     We have three equity incentive compensation plans that have been approved by our stockholders under which shares of our common stock have been authorized for issuance to our directors, officers, employees, advisors and consultants:
•	our 1991 Stock Option Plan;

•	our Directors’ Stock Option Plan; and

•	our 1998 Stock Incentive Plan.
     In addition, during 2006 we issued stock options to newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders, which are the only outstanding options granted under plans not approved by our stockholders.
     The following table contains information about the shares of our common stock that may be issued upon the exercise of options, warrants and other rights that were outstanding under our existing equity compensation plans as of December 31, 2007:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,597,868	$ 4.90	73,283

Equity compensation plans not approved by security holders	130,000	10.68	0

Total	1,727,868	$ 5.34	73,283

(1)	Represents options to purchase shares of common stock granted under our 1991 Stock Option Plan, our Directors’ Stock Option Plan and our 1998 Plan that were outstanding but unexercised as of December 31, 2007. We cannot grant any future options under our 1991 Stock Option Plan or our Directors’ Stock Option Plan, or after June 12, 2008 under our 1998 Plan. Does not include shares of our common stock that will become available for issuance under our 2008 Plan that is the subject of Proposal 2 of this proxy statement if it is approved by our stockholders.

DIRECTOR COMPENSATION
     We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board. In setting the compensation for our directors, we consider the significant amount of time that directors spend fulfilling their duties to us, on both a board and committee level, as well as the skill-level required of members of the board. The Compensation Committee periodically reviews the compensation of our directors and, from time to time, recommends to the full board changes to the compensation of our directors.
     In 2008, upon recommendation of the Compensation Committee, our board adopted stock ownership guidelines that require each non-employee director to own shares of our common stock with a market value of at least three times the annual retainer paid to each non-employee director, commencing in five years. See “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.”
Compensation Arrangements
     Directors who are also officers or employees of us or any of our subsidiaries do not receive any additional compensation for serving on the board of directors or its committees. All directors are reimbursed for their out-of-pocket costs of attending meetings of the board and its committees.
     During fiscal 2007, directors who were not also officers or employees of us or any of our subsidiaries, which we refer to as non-employee directors, received a monthly retainer of $3,000 for their service on the board, plus a fee of $1,500 for each committee meeting attended, provided that only one fee is paid per day regardless of how many committee meetings are attended that day.
     In addition, commencing in June 2007 when non-employee director Basil M. Briggs was elected as non-executive Chairman of the Board in connection with our management transition, the board of directors approved, upon the recommendation of the Compensation Committee, paying the non-executive Chairman an annual fee of $25,000, in addition to the other compensation paid to non-employee directors.
     Non-employee directors also receive stock-based awards. During fiscal 2007, non-employee directors received stock options under our 1998 Plan. Upon initial election or appointment to our board, a non-employee director was automatically granted an initial option to purchase 15,000 shares of common stock, and each non-employee director continuing on our board was automatically granted an annual option to purchase 7,500 shares of common stock on the date of each Annual Meeting of Stockholders. All options granted to non-employee directors during fiscal 2007:
•	are non-qualified stock options;

•	vest and become exercisable immediately, for initial option grants, and vest and become exercisable in three equal installments, one-third upon grant and one-third on the first and second anniversary of such grant, for annual option grants;

•	are exercisable at a price equal to the fair market value of the common stock on the date of grant, based on the last sale price of the common stock as reported on the principal stock exchange on which the common stock is listed at the time of the grant; and

•	have a term of ten years, subject to earlier termination in the event of the non-employee director’s death or the termination of service on the board, in which events the options remain exercisable for one year after a non-employee director dies and for that number of years after a non-employee director leaves the board of directors (for any reason other than death or removal for cause) equal to the number of full or partial years that the non-employee director served as a director, but not beyond the original ten year term of the option.
     Any other stock options granted to a director may contain different terms at the discretion of the board of directors, except that the exercise price must be equal to or greater than the last sale price of the common stock on the date of grant as reported on the principal stock exchange on which the common stock is listed at the time of the grant.
     As of April 15, 2008, options to purchase 226,127 shares of common stock were outstanding to our current non-employee directors, at exercise prices ranging from $1.50 to $17.38 per share. See the Director Compensation Table below.

     The Compensation Committee periodically reviews the compensation of our non-employee directors and, from time to time, recommends to the full board changes to the compensation of our directors. During 2008, the Compensation Committee conducted a comprehensive review of non-employee director compensation with input from its independent compensation consultant, Frederic W. Cook & Co. This review included a comparison of non-employee director compensation arrangements of the same peer group utilized in establishing our Chief Executive Officer’s compensation. See “Executive Compensation—Compensation Discussion and Analysis—Compensation of Chief Executive Officer.” Based upon this review, the Compensation Committee recommended, and the board of directors approved, two changes to the compensation of our non-employee directors. First, the initial and annual equity awards to non-employee directors was changed. Commencing at the Annual Meeting, provided the 2008 Plan is approved by our stockholders, each non-employee director will receive an annual award of shares of restricted stock with an aggregate fair market value, based on the last sale price of our common stock on the date of grant, equal to $50,000, which award will vest in four equal installments quarterly over the succeeding year. In addition, each person who is first elected or appointed as a non-employee director after the Annual Meeting will receive an initial award of restricted shares with a fair market value, based on the last sale price of our common stock on the date of grant, equal to $100,000, which award will vest in three equal installments on the first, second and third anniversary of such grant. Non-employee directors will no longer receive stock option grants. Second, a $7,500 annual fee will be paid to the chairman of each of the three key committees of the board.
     We do not provide any life insurance, disability, health care coverage, retirement or pension plans or other benefits to our non-employee directors.
Director Compensation Table
     The following table summarized the total compensation we paid to our non-employee directors for fiscal 2007. We have not granted any awards of restricted stock to our non-employee directors to date.
Director Compensation

	Fees Earned
	or Paid	Option	All Other
	in Cash	Awards	Compensation	Total
Name(1)	($)	($)(2)	($)	($)

Basil M. Briggs (3)	101,000	56,852	—	157,852
Kevin P. Collins	93,000	56,852	—	149,852
Anthony D. Pell	88,500	56,852	—	145,352
John A. (Andy) Miller	12,000	114,071	—	126,071

(1)	Sidney Hinton, W. Phillip Marcum and A. Bradley Gabbard, who served as directors and executive officers during fiscal 2007, are not included in this table because they were our employees during fiscal 2007 and received no separate or additional compensation for their services on the board of directors. The compensation received by Messrs. Hinton, Marcum and Gabbard as our employees during fiscal 2007 is shown in the Summary Compensation Table under “Executive Compensation.”

(2)	On June 11, 2007, Messrs. Briggs, Collins and Pell were each granted an annual award of options to purchase 7,500 shares of common stock, vesting in three equal annual installments commencing on the grant date, and the grant date fair value of this award was $8.48 per share, as computed in accordance with FAS 123(R). On June 12, 2006, Messrs. Briggs, Collins and Pell were each granted an annual award of options to purchase 7,500 shares of common stock, vesting in three equal annual installments commencing on the grant date, and the grant date fair value of this award was $12.90 per share, as computed in accordance with FAS 123(R). On September 12, 2007, upon initial appointment to the board, Mr. Miller was granted an award of options to purchase 15,000 shares of common stock, vesting immediately on the grant date, and the grant date fair value of this award was $8.01 per share, as computed in accordance with FAS 123(R). The amounts in this column reflect the proportionate amount of the total fair value of these fiscal 2007 and fiscal 2006 stock option awards recognized as compensation expense for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123(R). The grant date fair value of these awards, and the compensation expense for fiscal 2007 associated therewith, were calculated using the assumptions included in note 13, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2007 included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008, excluding the impact of estimated forfeitures related to service-based vesting conditions.

The following table shows the number of shares of common stock that could be acquired upon the exercise of outstanding options held by the non-employee directors as of December 31, 2007. The outstanding options held by Messrs. Hinton, Marcum and Gabbard as of December 31, 2007 are shown in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation.”

Options Outstanding
Name	on December 31, 2007(a)

Basil M. Briggs	18,186
Kevin P. Collins	97,026
Anthony D. Pell	95,915
John A. (Andy) Miller	15,000

(a)	All options were fully vested as of December 31, 2007, except (i) options to purchase 2,500 shares of common stock granted on June 12, 2006 to Messrs. Briggs, Collins and Pell vest on June 12, 2008, and (ii) options to purchase 5,000 shares of common stock granted on June 11, 2007 Messrs. Briggs, Collins and Pell vest in two equal installments of 2,500 options each on the first and second anniversaries of that grant date.

(3)	Includes fees paid to Mr. Briggs as our non-executive Chairman of the Board, to which position he was elected in June 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We have adopted a formal written policy regarding the review and approval of related person transactions. Under this policy, our Audit Committee, all the members of which are independent directors, must review any material transaction in which we are a participant and any related person has a direct or indirect material interest. The Audit Committee may approve the related person transaction if it determines that the transaction is on terms that are comparable to, or no less favorable to us than, terms that could be obtained from unaffiliated persons, and that the transaction is in or not inconsistent with the best interests of us and our stockholders. For purposes of this policy, related persons include our directors, officers 5% stockholders (and their immediate family members) and any firms, corporations or other entities in which any of these persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
     Jonathan Hinton, who is employed by our PowerSecure subsidiary as a Senior Vice President, is the son of Sidney Hinton, who is our President and Chief Executive Officer. On January 1, 2007, we entered into an employment and non-competition agreement with Jonathan Hinton, which provided for his employment to continue on an “at will” basis under the following terms: no base salary; a $150,000 signing bonus; commissions based upon the gross margin of sales of projects, equipment and inventory generated by his primary sales efforts; a company owned or leased vehicle; standard employee benefits; and a two year post-employment non-competition covenant. In accordance with his employment agreement, Jonathan Hinton earned commissions of $1,233,097 for services rendered during fiscal 2007. In addition, in 2006 Jonathan Hinton was granted options to purchase 25,000 shares of our common stock at an exercise price of $13.17 per share, the closing sale price of our common stock on the date of grant, which options vest over a five year period, had a grant date fair value of $249,846 and with respect to which we incurred expense of $39,560 in fiscal 2007 in accordance with FAS 123(R).
     We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify such persons against certain liabilities that may arise against them by reason of their status or service as our officers or directors, to the fullest extent permitted by Delaware law, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We maintain insurance policies covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions, up to policy limits.

AUDIT COMMITTEE REPORT
     The Audit Committee of the board of directors consists of three members of the board, each of whom is independent under our Standards of Director Independence, the current listing standards of The NASDAQ Stock Market and the applicable rules and regulations of the SEC. The Audit Committee operates under a formal written charter, which was most recently amended and restated by the board of directors on April 15, 2008. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter of the Audit Committee is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”
     Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for expressing an opinion on management’s assessment of the effectiveness of our internal control over financial reporting and issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the board of directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation of, and oversee our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.
     In discharging its oversight responsibilities, the Audit Committee reviewed, and met and held discussions with management and with Hein & Associates LLP, our independent registered public accounting firm, regarding, our audited consolidated financial statements for the fiscal year ended December 31, 2007. The Audit Committee also discussed with Hein the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” and Statement on Auditing Standards No. 90, “Audit Committee Communications,” each as modified or supplemented. The Audit Committee met with Hein, with and without management present, to discuss and review the results of their examination of our financial statements and the overall quality, not just the acceptability, of our financial reports and accounting principles. The Audit Committee also considered and discussed with management and Hein other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.
     In addition, the Audit Committee received from Hein the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified or supplemented. The Audit Committee has discussed with Hein their independence from us and our management and has considered the compatibility of non-audit services performed by Hein with their independence.
     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.
     In addition, the Audit Committee has appointed Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and recommends that stockholders ratify that appointment.
     The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.
Audit Committee

Anthony D. Pell, Chairman
Basil M. Briggs
Kevin P. Collins

INCORPORATION BY REFERENCE
     To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.
ANNUAL REPORT
     Our 2007 Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and includes our audited consolidated financial statements for the fiscal year ended December 31, 2007, accompanies this proxy statement but is not a part of this proxy statement or our proxy solicitation materials. We will provide, without charge, additional copies of our 2007 Annual Report to any stockholder upon receipt of a written request, addressed to PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, attention: Chief Financial Officer.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5, and to furnish us with copies of all such reports that they file. Based solely upon our review of the copies of such forms received by us, we believe that, during fiscal 2007, all reports required by Section 16(a) to be filed by such persons were timely filed, except that one report of the annual stock option grant was filed by each of Messrs. Briggs, Pell and Collins was filed on June 19, 2007 rather than June 13, 2007.
STOCKHOLDER PROPOSALS
     Stockholders may submit proposals, including director nominations, for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.
Proposals to be Included in our Proxy Materials
     In order to be considered for inclusion in our proxy materials for the 2009 Annual Meeting of stockholders, stockholder proposals must be received by us at our principal executive offices on or before December 27, 2008, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2009 Annual Meeting.
Other Proposals and Nominations
     Our by-laws establish advance notice procedures that stockholders must follow in order to nominate directors or to bring other business before an Annual Meeting of stockholders that will not be included in our proxy materials pursuant to Rule 14a-8. These advance notice procedures require that, among other things, notice of a director nomination or other business must be submitted in writing to and received by our Secretary not less than 45 days nor more than 150 days prior to the anniversary of the date on which we first mailed our proxy materials for the prior Annual Meeting, unless the date of the Annual Meeting is changed by more than 30 days from the anniversary of the date of the prior Annual Meeting. For director nominations or other business to be properly brought before the 2009 Annual Meeting, a stockholder must deliver written notice to our Secretary no sooner than November 26, 2008 and no later than March 11, 2009. However, if the date of the 2009 Annual Meeting is changed by more than 30 days from the date of the 2008 Annual Meeting, then the notice must be received not later than the later of 75 days before the date of the 2009 Annual Meeting or 10 days following the date on which public announcement of the date of the 2009 Annual Meeting is first made.
     The notice must contain the information specified in our by-laws concerning the matters to be brought before such Annual Meeting and concerning the stockholder proposing such matters, including the name, address, number of shares beneficially owned and any material interest of the stockholder making the proposal. Notice of a director nomination must include information on various matters regarding the nominee, including the nominee’s name, age, business and residence addresses, principal occupation and security holdings and any arrangements between the stockholder and the nominee. Notice of other business must include a description of the proposed business, the reasons for the business and other specified matters. A copy of the relevant provisions of our by-laws may be obtained by a stockholder, without charge, upon written request to us.
Notice and Other Information
     All notices of nominations and proposals by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, NC 27587
Attention: Chief Financial Officer
     Any stockholder proposal must also comply with all other applicable provisions of our second restated certificate of incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the board of directors for the 2008 Annual Meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.
OTHER MATTERS
     As of the date of this proxy statement, the board of directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card in accordance with their best judgment.
By Order of the Board of Directors
Sidney Hinton
President and Chief Executive Officer
April 25, 2008
Wake Forest, North Carolina

APPENDIX A
POWERSECURE INTERNATIONAL, INC.
2008 STOCK INCENTIVE PLAN
Section 1. Purposes.
     The purposes of this PowerSecure International, Inc. 2008 Stock Incentive Plan (this “Plan”) are to promote the long-term interests of PowerSecure International, Inc. and its Subsidiaries by (i) attracting, retaining and rewarding high-quality executives and other key employees and directors of, and advisors and consultants to, the Company and its Subsidiaries, (ii) motivating such persons by enabling them to acquire or increase a proprietary interest in the Company in order to align the interests of such persons with the Company’s stockholders, and (iii) providing such persons with incentives to pursue and participate in the long-term growth, profitability and financial success of the Company.
Section 2. Definitions.
     In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the meanings set forth below:
     (a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Award, Dividend Equivalent or Other Stock-Based Award, together with any other right or interest, granted to a Participant under the Plan.
     (b) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing and setting forth the terms and conditions applicable to an Award under the Plan. Each Award Agreement may, but need not, be executed or acknowledged by a Participant, and shall be subject to the terms and conditions of this Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Change in Control” has the meaning given to such term in Section 9(b)(i).
     (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any Section or provision of the Code or regulation thereunder shall be deemed to include the rules, regulations and interpretations promulgated thereunder and any successor provisions, rules, regulations and interpretations.
     (f) “Committee” means the Compensation Committee of the Board, or such other committee of directors as may be designated by the Board, in its discretion, to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of three or more directors (or such lesser number as may be permitted by applicable law, rule or regulation), each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code, and (iii) “independent” as defined under (A) applicable requirements under the Exchange Act or otherwise promulgated under the Exchange Act, (B)applicable listing standards of the principal stock exchange on which the Shares are then listed and traded, and (C) any other criteria established from time to time by the Board.
     (g) “Company” means PowerSecure International, Inc., a Delaware corporation, together with any successor thereto.
     (h) “Consultant” means any consultant or adviser that qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

     (i) “Covered Employee” means any individual who is or, in the determination of the Board, is likely to be a “covered employee” within the meaning of Section 162(m) of the Code.
     (j) “Deferred Stock” means a right granted to a Participant under Section 6(f) to receive cash, Shares, other Awards or other property at the end of a specified deferral period.
     (k) “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.
     (l) “Dividend Equivalent” means a right granted to a Participant under Section 6(h) to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specific number of Shares or other periodic payments.
     (m) “Effective Date” shall have the meaning set forth in Section 12(a).
     (n) “Eligible Person” means an Employee, Consultant or Director of the Company or a Subsidiary.
     (o) “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
     (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.
     (q) “Executive Officer” means an officer of the Company who is subject to the liability provisions of Section 16 of the Exchange Act.
     (r) “Fair Market Value” means the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value of Shares as of any date means (i) the closing sale price of the Shares on such date or, if there are no sales on such date, then the closing sale price of the Shares on the most recent date prior to such date on which there was a sale of Shares, as reported on The NASDAQ Stock Market or any other national securities exchange or established stock market or stock exchange on which Shares are then listed or quoted and that constitutes the primary trading market for the Shares; (ii) the mean between the high bid and low asked prices for the Shares on such date, if the Shares are not listed or quoted as provided under (i) above but are quoted on the over-the-counter market or are regularly quoted by a recognized securities dealer but selling prices are not reported; or (iii) as determined in good faith by the Committee to be reasonable and in compliance with Section 409A of the Code, in the absence of an established trading market for the Shares.
     (s) “Full Value Award” means an Award granted pursuant to the terms of the Plan that results in the Company issuing and delivering the full value of any underlying Shares in settlement of such Award, and includes any Award other than an Option or a Stock Appreciation Right, or any other Award granted pursuant to Section 6(i) of the Plan that is substantially similar to an Option or a Stock Appreciation Right.
     (t) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
     (u) “Immediate Family Member” means, with respect to any Participant, any of such Participant’s spouse, children, parents or siblings.
     (v) “Incentive Stock Option” means an Option that is intended to be and to meet the requirements of an “incentive stock option” under Section 422 of the Code and is expressly designated as an Incentive Stock Option.
     (w) “Non-Qualified Stock Option” means an Option that is not intended to be or to meet the requirements of an Incentive Stock Option.

     (x) “Option” means a right granted to a Participant under Section 6(b) to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
     (y) “Other Stock-Based Awards” means a right granted to a Participant under Section 6(i) that relates to or is valued by reference to Shares or other Awards relating to Shares.
     (z) “Participant” means an Eligible Person who has been granted an Award under the Plan which remains outstanding, including a Person who is no longer an Eligible Person; provided that in the case of the death of a participant, the term “Participant” refers to a beneficiary designated pursuant to Section 7(i) or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable sate law and court supervision.
     (aa) “Performance Award” means a right granted to a Participant under Section 8 to receive cash, Shares, other Awards or property the payment of which is contingent upon the achievement of performance criteria established by the Committee.
     (bb) “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity or group.
     (cc) “Plan” means this PowerSecure International, Inc. 2008 Stock Incentive Plan, as amended and/or restated from time to time in accordance with the provisions hereof.
     (dd) “Restricted Stock” means Shares granted to a Participant under Section 6(d) that are subject to certain restrictions and to a risk of forfeiture.
     (ee) “Restricted Stock Unit” means a right granted to a Participant under Section 6(e) to receive Shares (or the equivalent value in cash or property if the Committee so provides or a combination thereof) in the future, which right is subject to certain restrictions and to a risk of forfeiture.
     (ff) “Related Party” has the meaning given to such term in Section 9(b)(ii).
     (gg) “Shares” means shares of common stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.
     (hh) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the Grant Date to the date of exercise.
     (ii) “Subsidiary” means any corporation, limited liability company, partnership or other entity (whether now or hereafter existing) of which a majority of the outstanding voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the foregoing, with respect to an Incentive Stock Option, a Subsidiary means an entity that qualifies as a subsidiary corporation of the Company under Section 424(f) of the Code.
     (jj) “Substitute Award” has the meaning given to such term in Section 7(a).
     (kk) “Voting Securities” has the meaning given to such term in Section 9(b)(iii).
Section 3. Administration.
     (a) Committee. The Plan shall be administered by the Committee, provided that the Board, in its discretion from time to time, may administer the Plan. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in the administration of the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Any action taken by the Committee shall be valid, binding and effective, whether or not all of the members of the Committee satisfy the requirements for membership on the Committee as set forth in Section 2(f) of the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than Section 2(f) or this Section 3(a)) shall include the Board.

To the extent any action of the Board under the Plan conflicts with any action taken by the Committee, the actions of the Board shall control and supercede any conflicting action by the Committee.
     (b) Exercise of Authority. Unless otherwise expressly provided in the Plan or reserved by the Board, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, its Subsidiaries, Eligible Persons, Participants, holders or beneficiaries of Awards, and stockholders. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum for any determination by, or the taking of any action by, the Committee, and all such determinations and actions shall be made or taken by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting of the members of the Committee duly called and held. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.
     (c) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
          (i) grant Awards;
          (ii) designate Participants to receive Awards;
          (iii) determine the type or types of Awards to be granted to each Participant;
          (iv) determine the terms and conditions of any Award, including, but not limited to, the number of Shares or amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any exercise or vesting periods, any conditions, limitations or restrictions, any schedule for lapse of limitations, conditions or forfeiture restrictions or restrictions on exercisability or transferability, and any accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion shall determine, and all other matters to be determined in connection with an Award;
          (v) accelerate the vesting, exercisability or lapse of exercisability or lapse of restrictions of any outstanding Award, in accordance with the terms of the Award and the Plan, based in each case on such considerations as the Committee in its sole discretion shall determine;
          (vi) determine whether, to what extent and under what circumstances an Award may be settled or exercised in cash, Shares, other Awards or other property, or an Award may be surrendered, canceled, forfeited or suspended;
          (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee;
          (viii) interpret and administer the Plan, the Award Agreements and any other instrument or agreement relating to, or Award made under, the Plan;
          (ix) prescribe the form of each Award Agreement, which need not be identical for each Participant;
          (x) amend the Plan or any Award Agreement as permitted hereunder;
          (xi) adopt, amend, suspend, waive or rescind such rules, regulations, guidelines and procedures and appoint such agents as the Committee shall deem necessary or desirable for the administration of the Plan;

          (xii) correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan; and
          (xiii) make any other determinations and decisions and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     (d) Authorization of Directors and Executive Officers. To the extent permitted by applicable law, the Board or the Committee may, by resolution, authorize one or more members of the Board or one or more Executive Officers of the Company to do one or both of the following on the same basis as the Board or the Committee, as appropriate: (i) designate Participants to be recipients of Awards under this Plan, (ii) determine the size of such Awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any Executive Officer for Awards granted to a Participant who is an Executive Officer, a director or a more than 10% beneficial owner of the Shares, as determined by the Board in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization sets for the total number of Shares the Executive Officers may grant, and (iii) the members of the Board or the Executive Officers who have been delegated such authority shall report periodically to the Board and the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In no event shall any such delegation of authority be permitted with respect to Awards to any Executive Officer or to any Person subject to Section 162(m) of the Code.
     (e) Limitation of Liability. The Board, the Committee, and each member of each shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, legal counsel, other consultants or any other agents assisting in the administration of the Plan. No member of the Board or of the Committee, and no officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Board or of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all such Persons shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action, determination or interpretation.
Section 4. Shares Available Under the Plan.
     (a) Number of Shares Available. Subject to adjustment as provided in Section 4(b), the total number of Shares reserved and available to be issued or delivered pursuant to Awards granted under the Plan shall be 600,000 (the “Share Limit”).
     (b) Share Counting. In computing the number of Shares issued or delivered under the Plan for purposes of Section 4(a) and the Share Limit:
          (i) Each Share issued or delivered pursuant to a Full Value Award shall be counted against the Share Limit as one and one-half Shares.
          (ii) Each Share issued or delivered pursuant to an Award, other than a Full Value Award, shall be counted against the Share Limit as one Share.
          (iii) Any Shares covered by an Award shall be counted against the Share Limit as of the Grant Date as provided in Sections 4(b)(i) and 4(b)(ii), provided that such Shares shall not count against but rather shall be added back to the Share Limit as provided in this Section 4(b)(iii). If any Award granted under the Plan is canceled, forfeited, terminates, expires or lapses for any reason, or if payment is made to the Participant or an Award is otherwise settled in cash or other property other than Shares, then any unissued or forfeited Shares covered by such Award or to which such Award relates shall again be available for issuance pursuant to Awards granted under the Plan and shall be added back to the Share Limit in the same amount of Shares as the original grant of such Award counted against the Share Limit. The following Shares, however, may not be added back to the Share Limit and again be made available for issuance as Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (ii) issued Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the option exercise price. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Share Limit.

          (iv) Except as provided in Section 4(b)(iii), the number of Shares to which an Award relates shall be counted against the Share Limit as of the Grant Date, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the Share Limit at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the Share Limit in accordance with procedures adopted by the Board so as to ensure appropriate counting but avoid double counting.
          (v) Any Substitute Awards granted pursuant to Section 7(a) shall not reduce the number of Shares otherwise available for issuance pursuant to Awards under this Plan and shall not count against the Share Limit.
     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excluding regular cash dividends), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary or determined by the Committee to be appropriate in order to prevent dilution or enlargement of the Participants’ rights under the Plan, then the Committee shall, in such manner as it may deem equitable, proportionately adjust any or all of (i) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) which may thereafter be issued in connection with Awards; (ii) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) issued or issuable with respect to outstanding Awards; (iii) the grant price, exercise price or purchase price with respect to any Award; and (iv) the Share Limit and the maximum Share amounts set forth in this Section 4; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, rules, regulations or accounting principles. Any adjustments pursuant to this Section 4(c) shall be determined by the Committee after taking into account applicable laws, rules, regulations or accounting principles and such other factors as it deems appropriate, including but not limited to Section 409A of the Code.
     (d) Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market, including Shares repurchased by the Company for purposes of the Plan.
     (e) Maximum Awards. Notwithstanding any other provision of the Plan to the contrary, but subject to adjustment as provided in Section 4(c):
          (i) Per Participant Per Year. The maximum number of Shares with respect to one or more Options or Stock Appreciation Rights that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum number of Shares with respect to all other Awards (other than Options or Stock Appreciation Rights) that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum amount of cash that may be paid in cash during any one calendar year under the Plan to any one Participant shall be $2,500,000.
          (ii) Maximum Number of Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options granted under the Plan shall be 500,000.
Section 5. Eligibility.
     Awards may be granted under the Plan only to Eligible Persons, except that Incentive Stock Options may be granted only to Eligible Persons who are Employees.
Section 6. Specific Terms of Awards.
     (a) General. Subject to the provisions of the Plan and any applicable Award Agreement, Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, on the Grant Date or thereafter (subject to the terms of Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards, terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections pertaining to his Award. Subject to the provisions of the Plan, the Committee shall have the right to accelerate the vesting or exerciseability of any Award granted under the Plan. Except as provided in Section 7(a), or as required by applicable law, Awards shall be granted for no consideration other than prior and future services.
     (b) Options. The Committee is authorized to grant Awards of Options to Eligible Persons on the following terms and conditions:
          (i) Exercise Price. The exercise price per Share underlying an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the Grant Date.
          (ii) Prohibition on Repricing. Except as otherwise provided in Section 4(c), the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, and Options that are “underwater” (meaning their exercise prices are in excess of the then Fair Market Value of the Shares) cannot be cancelled in exchange for cash, Shares, other property or other Awards (except in connection with a Change in Control), without the prior approval of the stockholders of the Company.
          (iii) Time and Conditions of Exercise. The Committee shall determine the time or times at which or the circumstances or conditions under which an Option may be exercised in whole or in part, including conditions based upon the achievement of performance goals and/or service requirements.
          (iv) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other outstanding Awards or other property or any combination thereof, and the methods by which Shares shall be delivered or deemed to be delivered to Participants.
          (v) Exercise Term. The term of each Option shall be determined by the Committee; provided, however, that no Option shall be exercisable for more than ten years after the Grant Date.
          (vi) Incentive Stock Options.
               (A) Generally. Incentive Stock Options shall be granted only to Employees. The terms of any Incentive Stock Option granted under the Plan shall comply in all material respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422, unless the Participant has first requested the change that will result in such disqualification. If all of the requirements of Section 422 of the Code are not met with respect to an Option intended to be an Incentive Stock Option, then the Option shall automatically become a Non-Qualified Stock Option.
               (B) $100,000 Per Year Limitation. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, then such Options in excess of such limitation will be treated as Non-Qualified Stock Options. The foregoing limitation shall be applied by taking Options into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the Grant Date of the Award pertaining to such Shares.
     (c) Stock Appreciation Rights. The Committee is authorized to grant Awards of Stock Appreciation Rights to Eligible Persons on the following terms and conditions:
          (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted the right to receive, upon exercise thereof, the excess, if any, of (A) the Fair Market Value of one Share on the date of exercise, over (B) the base price of the Stock Appreciation Right as determined by the Committee as of the Grant Date, which shall not be less than the Fair Market Value of one Share on the Grant Date.

          (ii) Prohibition on Repricing. Except as otherwise provided in Section 4(c), the base price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant or otherwise, and Stock Appreciation Rights that are “underwater” (meaning their base prices are in excess of the then Fair Market Value of the Shares) cannot be cancelled in exchange for cash, Shares, other property or other Awards (except in connection with a Change in Control), without the prior approval of the stockholders of the Company.
          (iii) Exercise Term. The term of each Stock Appreciation Right shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable for more than ten years after the Grant Date.
          (iv) Other Terms. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. Stock Appreciation Rights may be awarded either on a free-standing basis or in tandem with other Awards.
     (d) Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Eligible Persons on the following terms and conditions:
          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote such Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances (including based on the achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee shall determine. Except as otherwise provided under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to Section 6(d)(iv)). During the restricted period applicable to the Restricted Stock, subject to Section 11, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service on the Committee (as determined under criteria established by the Committee) during the applicable restriction period or upon failure to satisfy a performance goal prior to the expiration of the applicable restriction period, Restricted Stock that are at that time subject to restrictions shall be forfeited (and any forfeited Restricted Stock reacquired by the Company); provided, however, that the Committee may provide in any Award Agreement, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, including but not limited to, death, disability or the best interests of the Company, and the Committee may in other cases waive in whole or in part restrictions on or the forfeiture of Restricted Stock.
          (iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, the issuance of certificates representing the Shares underlying the Award of Restricted Stock. If certificates representing Shares underlying an Award of Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Committee may require that the Company or an escrow agent retain physical possession of the certificates, and that the Participant deliver a stock power to the Company or such escrow agent, endorsed in blank, relating to the Restricted Stock.
          (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends and other distributions made or paid on Shares underlying an Award of Restricted Stock be held in escrow, reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.
     (e) Restricted Stock Units. The Committee is authorized to grant Awards of Restricted Stock Units to Eligible Persons on the following terms and conditions:

          (i) Grant and Restrictions. Settlement of an Award of Restricted Stock Units by delivery of Shares, a cash payment, or a combination thereof shall occur upon expiration of the restriction period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant), which restriction period may lapse separately or in combination at such times, under such circumstances (including based on the achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee shall determine. Except as otherwise provided under the terms of the Plan and any Award Agreement relating to the Restricted Stock Units, a Participant granted Restricted Stock Units shall have none of the rights of a stockholder with respect to the Shares underlying the Award of Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Restricted Stock Units. During the restricted period applicable to the Restricted Stock Units, subject to Section 11, the Restricted Stock Units may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service on the Committee (as determined under criteria established by the Committee) during the applicable restriction period or upon failure to satisfy a performance goal prior to the expiration of the applicable restriction period, all Restricted Stock Units that are at that time subject to the restriction period shall be forfeited; provided, however, that the Committee may provide in any Award Agreement, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, including but not limited to, death, Disability, convenience, or the best interests of the Company, and the Committee may in other cases waive in whole or in part restrictions on or the forfeiture of Restricted Stock Units.
          (iii) Election and Distribution. Any election and distribution provisions applicable to Restricted Stock Units, and the other terms of any Restricted Stock Units, shall be determined by the Committee after taken into account all circumstances it deems relevant and all applicable laws, rules and regulations, including but not limited to Section 409A of the Code.
     (f) Deferred Stock. The Committee is authorized to grant Awards of Deferred Stock to Eligible Persons on the following terms and conditions:
          (i) Issuance and Limitations. Delivery of Shares shall occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. In addition, an Award of Deferred Stock shall be subject to such limitations (including a risk of forfeiture) as the Committee may impose (if any), which limitations may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Participant awarded Deferred Stock shall have no voting rights and shall have no rights to receive dividends in respect of Deferred Stock, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Deferred Stock.
          (ii) Forfeiture. Except as otherwise determined by the Committee upon termination of employment with or service to the Company (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply, Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restriction or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.
          (iii) Section 409A. Notwithstanding the foregoing, the terms and conditions of any Award of Deferred Stock under the Plan shall satisfy the requirements for exemption under Section 409A or shall satisfy the requirements of Section 409A determined by the Committee prior to such deferral.
     (g) Bonus Shares and Awards in Lieu of Obligations. The Committee is authorized to grant Shares or other Awards as a bonus to Eligible Persons or in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements (including salary requirements), provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (h) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. Dividend Equivalents shall confer upon the Participant rights to receive, currently or on a deferred basis, cash, Shares, other Awards (other than Options and Stock Appreciation Rights) or other property equal in value to dividends paid with respect to a specified number of Shares, or otherwise, as determined by the Committee. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards or other investment vehicles, and subject to such restrictions or transferability and risk of forfeiture, as the Committee may specify. Dividend Equivalents may be awarded on a free-standing basis or with another Award. Notwithstanding the foregoing, the terms and conditions of any Award of Dividend Equivalents under the Plan shall comply with any applicable requirements under Section 409A.
     (i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights for Shares, Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries as the Committee determines. The Committee shall determine the terms and conditions of such Awards. Except as provided in Section 7(a), Shares or securities delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Shares, other outstanding Awards or other property or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i).
Section 7. General Terms of Awards.
     (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary (subject to the terms of Section 10), or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional or tandem Awards may be granted at any time. The Committee may, in its discretion, grant Awards or Shares (“Substitute Awards”) in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a business entity acquired or to be acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company or a Subsidiary, including a transaction described in Section 424(a) of the Code.
     (b) Decisions Required to be Made by the Committee. Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act or is a Covered Employee under Section 162(m) of the Code, is required to be made or approved by the Committee in order that a grant to or transaction by such Participant will be exempt under Rule 16b-3 or qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code then the Committee shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.
     (c) Award Agreements. Each Award shall be evidenced by an Award Agreement which shall be delivered to the Participant. Each Award Agreement shall include such all terms and conditions of such Award, not inconsistent with the Plan, as may be specified by the Committee. Such terms may include, but are not limited to, the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.
     (d) Form and Timing of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine (subject to the terms of Section 10), including, without limitation, cash, Shares, other Awards or other property or any combination thereof, and may be made in a single payment or transfer, in installments or (except with respect to Options or SARs) on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), provided such terms and conditions of any such settlement comply with any applicable requirements of Section 409A.
     (e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transactions by a Participant who is subject to Section 16 of the Exchange Act shall comply with and be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction or Person, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
     (f) Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange or other stock market, stock exchange or automated quotation system on which Shares are listed or quoted. The Committee may require each Person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such Person is acquiring such Shares for investment without a view to the distribution thereof, and provide such other representations and agreements as the Committee may prescribe. The Committee, in its discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any Person under any Award as it deems appropriate. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other Person as the Committee may designate.
     (g) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any national securities exchange, automated quotation system or any other stock exchange or stock market upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement of other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
     (h) Transferability. No Award granted under the Plan (other than Shares underlying an Award that have been issued to a Participant in connection with an Award and are free of any restrictions, conditions or limitations on vesting, exercise, transferability, voting or otherwise), nor any other right or interest acquired by a Participant under the Plan, may be pledged, encumbered or hypothecated to or in favor of any Person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Company, or shall be assignable or transferable by a Participant, other than by a will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 (“QDRO”), and each such Award or right or interest shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative or a transferee receiving such Award pursuant to a QDRO; provided, however, that the Committee may, in its sole discretion, authorize all or a portion of an Award (other than an Incentive Stock Option) to be transferable by the Participant, but only to (i) any Immediate Family Members of the Participant, (ii) any trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) any partnership or limited liability company in which such Immediate Family Members are the only partners or members, provided that (A) there may be no consideration for any such transfer, other than an interest in a transferee’s partnership, limited liability company or other similar entity, (B) the Award Agreement related to the Award must expressly provide for such transferability in a manner consistent with this Section 7(h), (C) the Committee, in granting an Award, may impose additional restrictions on transfer or prohibit such transfer entirely, (D) following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan, any reference to a Participant shall be deemed to refer to the transferee, (E) in the event of a transferee’s death, an Award may be exercised by the personal representative of the transferee’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the transferee’s will or under the applicable laws of descent and distribution. Following any such transfer, any transferee shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided for purposes of this Section 7(h), the term “Participant” shall be deemed to refer to the transferee, and any event of termination of employment of the Participant as set forth in the Award Agreement or in this Plan shall continue to be applied with respect to the original Participant, following which the Award shall be exercisable by the transferee only to the extent, and for the period specified by, the Award Agreements.
     (i) Vesting Limitations on Full Value Awards. Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Participants shall vest over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that notwithstanding the foreign, Full Value Awards that result in the issuance of an aggregate of up to 5% of the Share Limit may be granted to any one or more Participants without respect to such minimum vesting provisions.
Section 8. Performance Awards.
     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under Section 162(m) of the Code.
     (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Committee shall comply with the pre-established performance goals and other terms set forth in this Section 8(b).
          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such achievement of performance be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to anyone Participant or to different Participants.
          (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for one or more Subsidiaries, divisions, business units or business segments of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) gross or net sales, revenues and growth of sales or revenues; (3) cash flow (including, but not limited to, operating cash flow and free cash flow); (4) cash flow per share; (5) cash flow return on investment; (6) return on investment; (7) return on net assets, assets, capital or equity; (8) economic value added; (9) operating margins; (10) gross or net profit margins; (11) year-end cash; (12) debt reductions; (13) income or net income (before or after taxes); (14) pre-tax income; (15) pre-tax income before interest, depreciation and amortization; (16) pretax operating earnings after interest expense and before extraordinary or special items; (17) operating income or net operating income (before or after taxes); (18) operating profit or net operating profit; (19) total stockholder return; (20) price of the shares (and changes thereof); (21) stockholder equity; (22) market share; (23) gross profits; (24) economic value-added models or equivalent metrics; (25) comparisons with stock market indices;

(26) reductions or savings in costs; (27) research and development expenses; (28) productivity; (29) expenses; (30) operating efficiency; (31) regulatory achievements; (32) customer satisfaction; (33) working capital; (34) implementation, completion or attainment of measurable objectives with respect to research and development, products or projects and recruiting and maintaining personnel; and (35) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee. Performance goals may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group, and may reflect the results of the Company on a consolidated basis or any one or more Subsidiaries, divisions or other business units. The Committee has the discretion to determine the value of each Performance Award, to adjust the performance goal as it deems equitable to reflect events affecting the Company or changes in law or accounting principles or other factors, and to determine the extent to which performance awards that are earned may be paid in the form of cash, deferred cash, Shares or other awards or property, or combination thereof, as determined by the Committee.
          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to 10 years, as specified by the Committee. Performance goals shall be established not later than 90 days (or 25% of the performance period, if shorter than 90 days) after the beginning of any performance period applicable to such Performance Awards or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.
          (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
     (c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards.
     (d) Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Section 8(b) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulations thereunder shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
Section 9. Change in Control.
     (a) Acceleration of Exercisability and Lapse of Restrictions and Cash-Out of Awards upon “Change in Control.” In the event of a Change in Control, subject only to the applicable restrictions set forth in Section 7(g), the following provisions shall apply unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise specifically provided in the applicable Award Agreement (as in effect prior to the Change in Control):
          (i) All outstanding Awards that may be exercised but have not previously become exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or services by the Participant.
          (ii) Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control.
          (iii) All time-based conditions and all performance criteria, goals and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions to vesting or exercisability shall be deemed to be achieved or fulfilled as of the time of the Change in Control.
     (b) Definitions of Certain Terms. For purposes of this Section 9, the following definitions, in addition to those set forth in Section 2, shall apply:
          (i) “Change in Control” means and shall be deemed to have occurred if:
               (A) any Person, other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of all Shares that such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise, conversation rights, warrants, options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 25% or more of the total voting power of all the then outstanding Voting Securities, except that there shall be excluded from the number of Voting Securities deemed to be beneficially owned by a Person a number of Voting Securities representing not more than 10 percent of the then outstanding voting power if such Person is (1) eligible to file a Schedule 13G pursuant to Rule 13-1(b)(1) under the Exchange Act with respect to Voting Securities or (2) an underwriter who becomes the beneficial owner of more than 20% of the then outstanding Voting Securities pursuant to a firm commitment underwriting agreement with the Company; or
               (B) the individuals who, as of the Effective Date, constitute the members of the Board together with those directors who are first elected subsequent to the Effective Date and whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board then still in office who were either directors as of the Effective Date or whose election or nomination for election was previously so approved (the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board; or
               (C) the consummation of a merger, consolidation, recapitalization, reorganization, statutory share exchange or similar form of corporate transaction involving the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company, other than (1) any such transaction which would result in at least 51% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 51% of the holders of outstanding Voting Securities immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (2) any such transaction which would result in a Related Party beneficially owning more than 50% of the voting securities of the surviving entity outstanding immediately after such transaction; or
               (D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or other disposition by the Company of all or substantially all of the assets of the Company, other than (1) any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction, or (2) a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Shares of the Company immediately prior to such sale or disposition.

          (ii) “Related Party” means (A) a Subsidiary of the Company; or (B) an employee or group of employees of the Company or any majority-owned Subsidiary of the Company; or (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (D) an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.
          (iii) “Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.
Section 10. Amendments to and Termination of the Plan and Awards.
     (a) Amendments to and Termination of Plan. The Board may, at any time and from time to time, amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment, alteration, suspension, discontinuation or termination shall be subject to approval of the Company’s stockholders not later than the annual meeting next following such Board action if (i) such amendment (A) increases the number of Shares available for issuance under the Plan, (B) expands the types of Awards issuable under the Plan, (C) expands the class of Participants eligible to participate in the Plan, (D) extends the term of the Plan or (E) decreases the minimum exercise price requirements for Options or the minimum base price requirements for Stock Appreciation Rights, (ii) stockholder approval is required by any federal or state law or regulation or the rules of any national securities exchange, stock market or automated quotation system on which the Shares are then listed, traded or quoted, or (iii) the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.
     (b) Amendments to Awards. The Committee may, unless otherwise expressly prohibited by the Plan, at any time and from time to time, and with or without prior notice, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted and any Award Agreement related thereto, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially reduce the value of, diminish or otherwise impair or adversely affect the rights of such Participant under such Award.
     (c) Compliance and Insignificant Amendments. Notwithstanding anything in this Section 10 or in any Award Agreement to the contrary, the Committee may amend or alter the Plan or any Award, including any Award Agreement, either retroactively or prospectively, without the consent of the affected Participant, (i) in order to comply with or preserve any exemption from liability under Section 16(b) of the Exchange Act, or (ii) if the Committee determines, in its discretion, that such amendment or alteration either (A) is necessary or advisable in order for the Company, the Plan or the Award to satisfy, comply with or otherwise satisfy the requirements of any applicable present or future law, rule, regulation or accounting standard (including but not limited to Section 409A of the Code), or (B) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated.
Section 11. General Provisions.
     (a) No Rights to Awards. Nothing in the Plan shall be construed as giving any Participant, Eligible Person or other Person any right or claim to be granted any Award under the Plan, or to be treated uniformly with other Participants and Eligible Persons.
     (b) No Stockholder Rights. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the terms of such Award. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.
     (c) Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding and other taxes due with respect to such Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company or any Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to such Award. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.
     (d) No Right to Continued Employment or Other Service. Nothing contained in the Plan or any Award Agreement shall (i) confer, and no grant of an Award shall be construed as, conferring, upon any Participant or any Eligible Person, any right to continue in the employ or service of the Company or any Subsidiary or (ii) interfere in any way with the right of the Company or any Subsidiary to (A) terminate any Participant’s or Eligible Person’s employment or service at any time or (B) increase or decrease the compensation of any Participant or Eligible Person from the rate in existence at the time of granting of an Award, except as may be expressly provided in any Award Agreement or other compensation arrangement.
     (e) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
     (f) Other Compensatory Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.
     (g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine, in its discretion, whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated such as by rounding up or down.
     (h) Forfeiture Events. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s ) rights (including the right to exercise any Option or Stock Appreciation Right), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s termination of employment or services due to serious misconduct, violations of the Company’s or Subsidiary’s polices, breach of fiduciary duty, unauthorized disclosure of any trade secret or confidential information, breach of applicable non-competition, non-solicitation, confidentiality or other restrictive covenants, or other conduct or activity that is in competition with the business of the Company or any Subsidiary, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary, or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant then an employee, director or consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.
     (i) Governing Law. The validity, interpretation, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be governed by the laws of the State of Delaware (without regard to provisions governing conflicts of laws), to the extent not governed by applicable federal law.
     (j) Severability.
          (i) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

          (ii) If any of the terms or provisions of the Plan conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the requirements of Section 162(m) of the Code, Rule 16b-3 and/or Section 422A of the Code, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating the remaining provisions. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422A of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option which is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of the Plan.
     (k) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. In the event of any conflict, the text of the Plan, rather than such headings, shall control.
     (l) Indemnification. Each Person who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any claim, action, suit or proceeding to which such Person may be made a party or in which such Person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided such Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Person undertakes to handle and defend it on such Person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     (m) Construction. For purposes of the Plan, except as otherwise provided in the Plan, (i) the word “or” is disjunctive but not necessarily exclusive; and (ii) words in the singular include the plural and words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other and neuter genders.
Section 12. Effective Date and Termination of the Plan.
     (a) Effective Date of the Plan. The Plan, which has been adopted by the Board, shall become effective on the date the Plan is approved by the stockholders of the Company (the “Effective Date”). The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 10, until all Shares subject to the Plan shall have been delivered and any restrictions on such Shares shall have lapsed, pursuant to the provisions of the Plan.
     (b) Termination of the Plan. The Plan shall terminate on, and no Awards may be granted under the Plan after, the tenth anniversary of the Effective Date, unless earlier terminated in accordance with the provisions hereof, provided that, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the termination of the Plan in accordance with its terms.
Section 13. Section 409A.
     The Company intends that any and all Awards under the Plan satisfy the requirements of Section 409A to avoid the imposition of excise taxes thereunder, and the provisions of this Plan shall be interpreted in a manner that is consistent with such intention. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. In the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A.

PowerSecure International, Inc
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 NNNNNNN 0 1 7 9 4 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00WBAC 1 U PX + Annual Meeting Proxy Card . + D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. B Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3. For Against Abstain 2. To approve the PowerSecure International, Inc. 2008 Stock Incentive Plan. 4. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Meeting Attendance Please check this box if you are planning to attend the Annual Meeting of Stockholders. Change of Address — Please print new address below. 01 — Kevin P. Collins 1. To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified. For Withhold 02 — John A. (Andy) Miller 3. To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2008. PowerSecure International, Inc.
_IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 9, 2008. Vote by Internet · Log on to the Internet and go to www.investorvote.com/tickersymbol · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the instructions provided by the recorded message.

_IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — PowerSecure International, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2008 The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of PowerSecure that the undersigned is entitled to vote, at the 2008 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Monday, June 9, 2008, at 9:00 a.m. at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, and at any adjournments or postponements thereof, as indicated on the reverse. The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1, 2 and 3 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
(Items to be voted appear on reverse side.)